Exhibit 10.14

STANDARD FORM OF OFFICE LEASE

The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 1st day of October in the year 2014, between THE A.J.D. BUILDING LLC, having an address c/o The Chetrit Group LLC, 404 Fifth Avenue, 6th Floor, New York, New York 10018, party of the first part, hereinafter referred to as OWNER, and PSYOP MEDIA COMPANY, LLC, having an address at 124 Rivington Street, Ground Floor, New York, New York 10002, party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire rentable area of the third floor, the entire rentable area of the fourth floor and the entire rentable area of the fifth floor, all as more particularly depicted by the cross-hatching on the floor plans annexed hereto as Exhibit A in the building known as 427-429 Broadway in the Borough of Manhattan, City of New York, for the term of see Rider.

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the Commencement Date (as defined in Section 39.1), and to end on the Expiration Date (as defined in Section 40.1.1(xi)), and both dates Inclusive, at the annual rental rate set forth in the Rider which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except as expressly set forth in this lease, and except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:

1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:

2. Tenant shall use and occupy demised premises for general, executive and administrative offices and for no other purpose.

Tenant Alterations:

3. Except as otherwise provided in this lease, Tenant shall make no structural or building system changes in or to the demised premises of any nature without Owner’s prior written consent, which consent, subject to the provisions of Article 67 below, shall not be unreasonably withheld or delayed. Except as otherwise provided in this lease, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, by using contractors or mechanics first reasonably approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, commercial general liability, personal and property damage insurance as Owner may reasonably require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant after 30 days’ written notice of the filing thereof, at Tenant’s expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon lease expiration or earlier termination, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s rights thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Notwithstanding anything to the contrary herein contained, Tenant shall not be required to remove the alterations or improvements in the demised premises, or any subsequent alterations: (a) made by Owner in accordance with this Lease, or (b) which are alterations, physical additions or improvements made to the demised premises by Tenant (i) without Owner’s written consent, if such consent was not required; or (ii) with the written consent of Owner, if such consent was required, unless Owner shall have expressly notified Tenant of such removal requirement, in writing, at the time of granting said written consent; provided that Owner may only notify Tenant of such removal requirement with respect to installations that are atypical for normal office use and cost materially more to remove and demolish as would typical office installations, such as, without limitation, raised floors, louvered windows, internal staircases and vaults. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal, of other installations as may be required by Owner. Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the demised premises by Owner, at Tenant’s expense.

Maintenance and Repairs:

4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, the negligence or willful misconduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture and equipment. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant’s expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises and shall keep the roof and windows within the Premises free from leaks and the windows operable. Anything contained herein to the contrary notwithstanding, except by reason of a fire or other casualty, Owner shall not be required to make any repairs caused by the negligence or willful misconduct of Tenant or Tenant’s agents, contractors, invitees or employees. Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof, except as otherwise expressly set forth herein. It is specifically agreed that except as hereinafter otherwise expressly provided, Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Except as otherwise expressly set forth herein, Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6. Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, (including Tenant’s permitted use) or, with respect to the building if arising out of Tenant’s particular manner of use of the demised premises or the building. Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its particular manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect on the day prior to the Commencement Date. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, as a direct result of Tenant’s business in the demised premises, other than business permitted pursuant to Article 2 hereof, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s reasonable judgement, to absorb and prevent unreasonable vibration, noise and annoyance.

Property Loss, Damage Reimbursement Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence or willful misconduct of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi-public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever excluding, but not limited to, Owner’s own acts. Subject to the other provisions of this Lease, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable or inaccessible by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by the Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided, (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Landlord’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and moveable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy. Notwithstanding anything herein to the contrary, if the demised premises are totally damaged or rendered substantially untenantable by fire or other casualty, Owner shall, within thirty (30) days after the date of the fire or other casualty, deliver a notice to Tenant of (i) the estimated repair period of the demised premises from such fire or other casualty, and (ii) whether Owner intends to repair and restore the demised premises in accordance with the terms of this Lease. If Owner intends to repair and restore the demised premises, and if such period exceeds two hundred forty (240) days from the date of the fire or other casualty, then Tenant, within thirty (30) days after Owner’s notice, may give Owner notice of termination of this Lease, in which event the term hereof shall expire ten (10) days after Tenant’s termination notice is given. If this Lease has not‘ theretofore expired or been terminated, and Owner does not substantially complete the repair and restoration of the demised premises within said two hundred forty (240) day period after the date of the casualty, Tenant shall give Owner a ten (10) day notice to cure. Failure to give notice shall not be deemed a default. If Owner shall not complete said repair and restoration within thirty (30) days after the expiration of such ten (10) day period, Tenant may give Owner notice of termination of this Lease, in which event the term hereof shall expire ten (10) days after Tenant’s termination notice is given.

If the demised premises shall be substantially damaged or destroyed by fire or other casualty occurring during the last eighteen (18) months of the term of this Lease, Tenant, by notice given no later than thirty (30) days after the date of the occurrence of such fire or other casualty, may terminate this Lease, in which event this Lease shall terminate ten (10) days after Tenant’s termination notice is given.

Anything contained in this Lease to the contrary notwithstanding, Owner shall only have the right to terminate this Lease pursuant to Article 9 hereof (except during the last eighteen (18) months of the term hereof, during which period Landlord may terminate this Lease pursuant to Article 9 hereof irrespective ‘of whether the conditions set forth in this paragraph have been met) if (x) at or about the time Owner does so, Owner terminates all leases of office space in the Building, and (y) the repair or restoration would cost more than 25% of the full replacement value of the Building.

Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi-public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant’s entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:

11. See Article 48 of the Rider annexed hereto.

Electric Current:

12. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes, ducts, and conduits in and through the demised premises and to erect new pipes, ducts, and conduits therein, provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises after notice, except in the event of an emergency, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.

Vault, Vault Space, Area:

14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record, provided Tenant’s use of the demised premises shall not be adversely affected thereby, except temporarily or to a de minimis extent. Owner represents and warrants that annexed hereto as Exhibit E is a true copy of the current temporary Certificate of Occupancy for the second through fifth floors of the Building and, except by reasons caused by Tenant in violation of this lease, Owner will maintain in full force and effect during the term of this lease, a temporary or permanent Certificate of Occupancy for such floors permitting Tenant’s use of such floors for the use permitted under this lease. If, as a result of Landlord’s failure or inability to obtain a temporary or permanent Certificate of Occupancy that permits the Basement Room (defined below), or the portion of the basement of the Building that includes the Basement Room, to be used for storage, a violation is noted or issued by any governmental authority against the Building. Landlord or Tenant relating to or arising out of Tenant’s use of the Basement Room for storage, Landlord (and expressly not Tenant) shall be solely responsible to pay such violation and any ensuing fines or penalties resulting therefrom. Owner agrees that Tenant shall have access to and the right to use and occupy the demised premises 24 hours per day, 7 days per week during the term hereof, except when the Premises are inaccessible due to force majeure.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant’s obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant’s obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under § 365 of Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall have failed, after ten (10) days’ written notice, to redeposit with Owner any portion of the security deposit hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; then, in any one or more of such events, upon Owner serving a written twenty (20) days’ notice upon Tenant specifying the nature of said default, and upon the expiration of said twenty (20) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said twenty (20) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days’ notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required and in each such instance such default shall continue for a period of ten (10) days after written notice from Owner to Tenant that the same is due; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, the rent due hereunder when due less any amounts received by Landlord for such period or, at Landlord’s election, as final liquidated damages, the present value

(discounted by the prime rate as published in the Wall Street Journal) of any deficiency between the rent hereby reserved and/or covenanted to be paid and the then fair market rental value of the Premises for the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney’s fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. If Landlord does not elect to receive a lump sum as final liquidated damages, then any other liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or inequity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known unless the same interferes (except temporarily or to a de minimis extent or as hereinafter provided) with Tenant’s use of or access to the demised premises or the Roof Deck. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements except as otherwise provided in this lease. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:

21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and except as otherwise expressly provided herein, agrees to take the same “as is”, and acknowledges that except as provided in Paragraph 88 and as to latent defects as to which Tenant has given Landlord written notice within ninety (90) days after Tenant’s taking of possession or the demised premises, the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demises premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25. The failure of Owner or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant’s use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:

27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease provided, any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease. Tenant’s address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Owner’s managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner’s option, notices and bills to Tenant may be sent by hand delivery.

Services Provided by Owner:

29. Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any way affecting this lease or the obligation of Tenant hereunder. Owner shall, at its expense, exterminate all common and/or unrented areas of the Building on an “as-needed” basis.

Captions:

30. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

31. The term “office”, or “offices”, wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term “Owner” means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser, grantee, assignee or transferee or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “business days” as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

33. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner and Owner’s agents may from time to time adopt. If there is any inconsistency between the Rules and Regulations and the terms of this Lease, the terms of this Lease shall govern and control. All Rules and Regulations shall be enforced in a non-discriminatory manner. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees, unless the violation of any such other tenant interferes (except temporarily or to a de minimis extent) with the Tenant’s use and occupancy of the premises, in which case(s), as Tenant’s sole remedy, Owner shall use reasonable efforts to enforce the Rules and Regulations against such other tenants.

Security:

34. Tenant has deposited with Owner the sum of $604,500.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent and such default continues beyond all applicable notice and cure periods, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within ten (10) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate:

35. Tenant, at any time, and from time to time, upon at least 10 days’ prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

Successors and Assigns:

36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

SEE RIDER AND EXHIBITS ATTACHED HERETO AND MADE A PART HEREOF

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

RIDER

ANNEXED TO LEASE DATED AS OF OCTOBER 1, 2014

BETWEEN

THE A.J.D. BUILDING LLC, AS LANDLORD

AND

PSYOP MEDIA COMPANY, LLC, AS TENANT

37.    RIDER PROVISIONS PREVAIL

If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this Lease, or of the Rules and Regulations attached to this Lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency of any provision of the Lease with said Rules and Regulations, the provisions of the Lease shall govern.

38.    PREMISES

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the entire rentable area of the third (3rd) floor, the entire rentable area of the fourth (4th) floor, and the entire rentable area of the fifth (5th) floor (hereafter collectively referred to as the “Premises”) (as more particularly depicted by cross hatching on the floor plans annexed hereto as Exhibit A) in the building known as 427-429 Broadway in the Borough of Manhattan, City of New York.

39.    COMMENCEMENT OF TERM

39.1    The commencement date of the term of this Lease (“Commencement Date”) shall be October 16, 2014 or such later date as Landlord shall deliver to Tenant (or its counsel) a fully executed counterpart of this Lease (which for this purpose may be done electronically).

40.    FIXED RENTAL AND ADDITIONAL RENTAL

40.1    Tenant covenants to pay Landlord, at the above address, or at such other address as Landlord shall designate:

40.1.1    A fixed rental (“Fixed Rental”) at an annual rate of:

(i)

$1,209,000.00 per year ($100,750.00 per month) for each lease year commencing on the Commencement Date (defined in Article 39 above) and continuing thereafter to and including the day immediately preceding the one year anniversary of the Commencement Date;

(ii)

$1,245,270.00 per year ($100,772.50 per month) for each lease year commencing on the one year anniversary of the Commencement Date and continuing thereafter to and including the day immediately preceding the two year anniversary of the Commencement Date;

(iii)

$1,282,628.10 per year ($106,885.68 per month) for each lease year commencing on the two year anniversary of the Commencement Date and continuing thereafter to and including the day immediately preceding the three year anniversary of the Commencement Date;

(iv)

$1,321,106.94 per year ($110,092.25 per month) for each lease year commencing on the three year anniversary of the Commencement Date and continuing thereafter to and including the day immediately preceding the four year anniversary of the Commencement Date;

(v)

$1,360,740.15 per year ($113,395.01 per month) for each lease year commencing on the four year anniversary of the Commencement Date and continuing thereafter to and including the day immediately preceding the five year anniversary of the Commencement Date;

(vi)

$1,479,562.36 per year ($123,296.86 per month) for each lease year commencing on the five year anniversary of the Commencement Date and continuing thereafter to and including the day immediately preceding the six year anniversary of the Commencement Date;

(vii)

$1,523,949.23 per year ($126,995.77 per month) for each lease year commencing on the six year anniversary of the Commencement Date and continuing thereafter to and including the day immediately preceding the seven year anniversary of the Commencement Date;

(viii)

$1,569,667.71 per year ($130,805.64 per month) for each lease year commencing on the seven year anniversary of the Commencement Date and continuing thereafter to and including the day immediately preceding the eight year anniversary of the Commencement Date;

(ix)

$1,616,757.74 per year ($134,729.81 per month) for each lease year commencing on the eight year anniversary of the Commencement Date and continuing thereafter to and including the day immediately preceding the nine year anniversary of the Commencement Date;

(x)

$1,665,260.47 per year ($138,771.71 per month) for each lease year commencing on the nine year anniversary or the Commencement Date and continuing thereafter to and including the day immediately preceding the ten year anniversary of the Commencement Date; and

(xi)

$1,715,218.28 per year ($142,934.86 per month) for each lease year commencing on the ten year anniversary of the Commencement Date and continuing thereafter to and including the last day of the sixth full calendar month following the month in which occurs the ten year anniversary of the Commencement Date (the “Expiration Date”).

Fixed Rental shall be payable by Tenant by check drawn on a bank which is a member or which clears through a bank that is a member of the New York City Clearing House Association, having an office in the City of New York, in lawful money of the United States, in equal monthly installments in advance at the office of Landlord without previous demand therefor and without any setoff or deduction whatsoever, except as otherwise expressly set forth herein, on the first day of each and every calendar month throughout the term of this Lease, except that the first monthly installment of Fixed Rental due hereunder shall be paid on the execution of this Lease. Provided that Landlord countersigns and delivers a fully-executed copy of this Lease, Landlord may deposit the first monthly payment of rent. So long as Tenant is not in monetary or material non-monetary default hereunder beyond all applicable notice and cure periods at the time that the Fixed Rental becomes due and payable, the payment made on this date shall be applied to the first installment of Fixed Rental due, after application of the Initial Credit (defined below); otherwise, the same shall be applied to the damages, if any, to which Landlord is entitled upon Tenant’s breach of this Lease. If the payment made on this date is uncollectible, this Lease shall, at Landlord’s option, be of no force and effect, ab initio, whether or not Tenant shall have entered into possession of the Premises. If the Commencement Date (as defined in Article 39 above) occurs on a day other than the first day of a calendar month, the Fixed Rental due after the application of the Initial Credit shall be prorated, and the balance of the first month’s Fixed Rental theretofore paid shall be credited against the next monthly installment of Fixed Rental.

Subject to the other provisions of this Lease, Tenant’s obligation to pay for the cost of electricity for the Premises and any and all other Additional Rental (defined below) set forth in this Lease shall commence on the Commencement Date.

40.1.2    Additional rental (“Additional Rental”), which shall consist of all such monies other than Fixed Rental as shall be due and payable under this Lease by Tenant. Landlord shall, for a default in timely payment of Additional Rental beyond all applicable notice and cure periods, have available to it all of the rights and remedies available for a default in the timely payment of Fixed Rental beyond all applicable notice and cure periods.

40.2    Provided that Tenant is not then in monetary or material non-monetary default under the terms of this Lease beyond all applicable notice and cure periods, Tenant shall be entitled to a one-time, non-recurring credit against the obligation to pay Fixed Rental, in the aggregate amount of $613,567.50 (the “Credit”), to be applied as follows: (i) $302,250.00 (the “Initial Credit”) to be applied against the Fixed Rental due commencing on the Commencement Date and continuing thereafter until exhausted, and (ii) $311,317.50 (the “Second Portion”) to be applied against the Fixed Rental due for the thirteenth (13th), fourteenth (14th), and fifteenth (15th) full calendar months following the month in which occurs the Commencement Date; provided, however, if any portion of the Credit is not applied due to the existence or a default, if such default is subsequently cured, and this Lease is in full force and effect, and Tenant is not otherwise in default under this Lease, such unapplied portion of such Credit shall be applied to the next installments of Fixed Rental. Notwithstanding the foregoing, the Credit shall not be applied against any Additional Rental, electricity charges, or other like sums from time to time payable by Tenant pursuant to this Lease, which amounts shall, except as otherwise set forth in this Lease, be paid without abatement in accordance with the terms of this Lease.

41.    AS IS CONDITION.

41.1    Tenant has thoroughly examined the Premises and is fully familiar with the condition thereof, and, except as otherwise expressly set forth in this Lease, neither Landlord nor Landlord’s agents have made any representations, warranties or promises, either express or implied, with regard to the physical condition of the Building, or the Premises, the use or uses to which the Premises may be put, or the condition of any mechanical, plumbing, electrical, flue, ventilation or exhaust systems servicing the Premises. It is expressly understood that, except as otherwise expressly set forth in this Lease, Landlord shall not be liable for any latent or patent defects in the Premises. Except as otherwise expressly set forth in this Lease, Tenant agrees to accept the Premises “as is” and in such condition as the same may be in at the Commencement Date, and Landlord shall not be obligated or required to do any work or to make any alterations or decorations or install any fixtures, equipment or improvements, or make any repairs or replacements to or in the Premises to prepare or fit the same for Tenant’s initial occupancy.

41.2    Notwithstanding anything herein to the contrary, (x) the Premises shall be delivered to Tenant: vacant, broom-clean with the Units (defined below) and all Building systems, including the Building wide fire alarm system and the sprinkler system serving the Premises in good working order and (y) within thirty (30) days after the Commencement Date, Landlord shall repair the broken window on the fifth (5th) floor of the Premises.

42.    TENANT’S INITIAL INSTALLATIONS.

42.1    The installations, facilities, materials and work that are undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the Premises for Tenant’s occupancy are herein collectively referred to as “Tenant’s Initial Installations.” For the sake of certainty, Tenant’s Initial Installations shall be performed (i) entirely at Tenant’s sole cost and expense (other than Landlord’s Contribution), and (ii) entirely by or on behalf of Tenant (and Landlord shall not be obligated or required to perform any of such work). Tenant’s Initial Installations shall constitute Tenant’s Changes and, except as expressly set forth herein, shall therefore be performed subject to and in accordance with the requirements of this Lease applicable to Tenant’s Changes (including, without limitation Article 3 and 67) in addition to the requirements of this Article 42. Without limiting the generality of the foregoing, Tenant agrees, at Tenant’s sole cost and expense, to prepare and submit to Landlord for Landlord’s prior written approval, plans (“Plans”) for Tenant’s Initial Installations along with any other items required under Article 67 of this Lease. Except to the extent set forth in Sections 67.1.1, 67.1.2 and 67.1.3, and provided Tenant otherwise complies with the provisions of Article 67 hereof, Landlord shall not unreasonably withhold or condition its consent to any Tenant request to make any Tenant’s Initial Installations or other alterations and Landlord shall either approve or reject Tenant’s submissions within ten (10) Business Days after receipt of same and, if Landlord rejects the same, Landlord shall specify the reasons therefore in reasonable detail. Landlord’s failure to consent or disapprove Tenant’s submissions within ten (10) Business Days (as hereinafter defined) after receipt thereof shall be deemed consent, provided that Tenant’s written request for consent contains a statement to the effect that if Landlord fails to respond to Tenant’s request within ten (10) Business Days, Landlord shall be deemed to have consented to the request. If any of Tenant’s submissions are not approved by Landlord, Tenant may revise and resubmit any disapproved items and Landlord shall approve (or provide details of disapproval) within ten (10) Business Days after Landlord’s receipt of such items in accordance with the terms of this Paragraph. For the sake of certainty (and again, without limiting the generality of the foregoing) Tenant shall pay to Landlord or its designee, in accordance with Section 67.5 of this Lease, within thirty (30) days after demand, all reasonable third party out-of-pocket costs and expenses actually incurred by Landlord in connection with Tenant’s Initial Installations, including, without limitation, all costs incurred in connection with Landlord’s review of Tenant’s proposed Plans and other submissions.

42.2    Tenant’s Initial Installations may be commenced promptly after (i) receipt by Tenant of Landlord’s written approval of the Plans, (ii) receipt by Tenant of all permits and approvals necessary for the same to be legally carried out, and (iii) delivery to Landlord of all insurance required by Section 67.4 of this Lease.

42.3    Once the Plans have been approved by Landlord, Tenant shall not modify the Plans or issue any change order or any change which in Landlord’s reasonable judgment will affect the Building’s structure or adversely affect any Building systems or any other tenant of the Building or, unless Tenant reimburses Landlord for same, will cause any additional cost (other than a de minimis cost) to be incurred by Landlord. Any other modification to the Plans or change order shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed. The cost of changing the Plans and/or performing any additional work or making any such changes or modifications shall be borne entirely by Tenant. Landlord shall cure, with reasonable diligence, any Building violations that preclude Tenant from obtaining a building permit for Tenant’s Initial Installations, except if such violations were caused by Tenant.

42.4    None of (a) Landlord’s rejecting, revising or approving the proposed Plans (or any approved Plans pursuant to Section 42.3), (b) Landlord’s paying all or any portion of the Landlord’s Contribution (as hereafter defined), or (c) any other Landlord action or inaction in connection with the Plans, and/or Tenant’s Initial Installations shall constitute a representation or warranty by Landlord with respect to the adequacy, correctness, or efficiency of the Plans or with respect to Tenant’s Initial Installations including, without limitation, whether Tenant’s Initial Installations can be lawfully completed, whether the Plans, and Tenant’s Initial Installations will cause the Premises to be usable by Tenant, or whether the Plans or Tenant’s Initial Installations are in compliance with law, or with respect to (in the case of the Plans), whether same will be acceptable to the Department of Buildings of the City of New York or to any other authorities having jurisdiction thereof. Landlord makes no representation or warranty whatsoever with respect to any of the foregoing.

42.5    Tenant shall be responsible for all of the following at Tenant’s sole cost and expense (except as expressly set forth herein) and Landlord shall have no responsibility for same other than to reasonably and in good faith cooperate at no cost, expense (except as expressly set forth herein) or liability to Landlord: (i) filing the Plans (and any modifications thereto), and Tenant hereby agrees that Tenant shall, at Tenant’s sole cost and expense, retain William Vitacco Jr. as Tenant’s expediter in connection with all expediting work required in connection with Tenant’s Initial Installations, (ii) obtaining any and all permits and governmental approvals required for the performance of Tenant’s Initial Installations, (iii) ensuring that Tenant’s Initial Installations conform to the Plans that Landlord has approved, (iv) ensuring that Tenant’s Initial Installations comply with law, (v) ensuring that the quality and workmanship of Tenant’s Initial Installations meet the requirements set forth in this Lease, (vi) paying all non-hard costs incurred in connection with Tenant’s Initial Installations, including, without limitation, all soft costs, environmental and other investigatory expenses, permits, filings, expediter fees, architectural fees, engineering fees, other professional fees and other like items necessary in order to lawfully complete Tenant’s Initial Installations (subject to reimbursement of any applicable Landlord’s Contribution), (vii) paying all hard costs incurred in connection with Tenant’s Initial Installations over and above Landlord’s Contribution, (viii) correcting, at Tenant’s sole cost and expense, any deficiencies in Tenant’s Initial Installations (ix) repairing, at Tenant’s sole cost and expense, any damage to the Building (including, without limitation, any damage to the Building structure, the common areas, façade, Building systems, and the Premises), caused by or resulting from Tenant’s Initial Installations, and (x) remedying any fines, penalties, charges, monies, mechanics or other liens, caused directly by or resulting directly from Tenant’s Initial Installations.

42.6    In the event that Tenant shall be unable to procure any building permit required in order to permit Tenant to perform Tenant’s Initial Installations solely due to any violation of record against the Building of any legal requirement not caused by Tenant, those claiming by, through or under Tenant or any of Tenant’s or such other person’s employees, agents, contractors or subcontractors and as a result, such violation prevents Tenant from performing Tenant’s Initial Installations in accordance with the terms of this Lease or from commencing Tenant’s initial occupancy of all or any portion (other than a de minimis portion) of the Premises for the conduct of Tenant’s business (any such situation, a “Violation Delay”), then Tenant shall be granted an abatement of Fixed Rental hereunder (which abatement shall be in addition to the Credit) in an amount equal to one (1) day of that part of the Fixed Rental applicable to that part of the Premises adversely affected by the Violation Delay for each day of such Violation Delay for the period commencing on the date that is four (4) Business Days immediately following the date that Tenant has delivered a written notice to Landlord with respect to such Violation Delay and continuing until the earliest of the date on which (i) such violation is cured or discharged of record, (ii) Tenant procures such building permit, (iii) Tenant shall have taken occupancy of the Premises for the conduct of its business, and (iv) Landlord shall have taken other steps to have allowed Tenant to lawfully commence or resume construction, or legally occupy that part of the Premises then being altered, as the case may be, and shall have notified Tenant thereof. The foregoing notwithstanding, Tenant shall not be entitled to such a Fixed Rental abatement with respect to any days of delay caused by any acts or omissions (when a duty exists) of any of Tenant’s employees, agents, contractors or subcontractors, which, based upon good construction practice, could be reasonably expected to have caused a delay. In no event shall Tenant receive an abatement of any Fixed Rental for more than one (1) day on account of any one (1) day of such delay regardless of whether stemming from one or more reasons for such delay to Tenant. Anything contained in this Lease to the contrary notwithstanding, in no event shall Tenant be entitled to any abatement of fixed Rental or Additional Rental pursuant to this Section 42.6 if Tenant is delayed from commencing, undertaking or completing the work contemplated by Articles 85, 86, 88 and/or 89 hereof by reason of (x) any violations, whether or not of record, against the Building, and/or (y) the fact that the Building does not have a current Certificate or Occupancy for the ground floor and basement.

43.    LOCAL LAWS

43.1.1    All work performed or installations made by Tenant (or by Landlord at Tenant’s request and expense) in and to the Premises shall be in compliance with the requirements of Local Law 5 of 1973 of the City of New York, as heretofore and hereafter amended (“Local

Law 5”). The foregoing shall include, without limitation, (i) compliance with the compartmentalization requirements of Local Law 5, (ii) relocation of existing fire detection devices, alarm signals and/or communication devices necessitated by the alteration of the Premises, and (iii) installation of such additional fire control or detection devices as may be required by applicable governmental or quasi-governmental rules, regulations or requirements (including, without limitation, any requirements of the New York Board of Fire Underwriters) as a result of Tenant’s particular manner of use of the Premises. The design of such installations shall be at Tenant’s discretion so long as the results comply with Local Law 5.

43.1.2    All Local Law 5 work and installations required to be undertaken by Tenant shall be performed at Tenant’s sole cost and expense and in accordance with plans and specifications and by contractors reasonably approved by Landlord.

44.    LANDLORD’S CONTRIBUTION

44.1    Subject to Tenant’s satisfaction of the requirements of this Article 44, Landlord shall contribute as hereinafter provided, an amount (“Landlord’s Contribution”) not to exceed the maximum sum of $195,000.00 toward the actual hard costs of performing and completing Tenant’s Initial Installations provided that Tenant may use up to $19,500 of Landlord’s Contribution for any “soft” costs relating to Tenant’s Initial Installations.

44.2    Provided that the Lease is in full force and effect and no event of default shall then exist and be continuing hereunder, and provided further that there are no outstanding mechanic’s lien, financing statement or other lien, charge or order (collectively, a “Work Lien”) in existence filed against Landlord, or against all or any portion of the Premises, or the Building due to any act or omission of Tenant or any of Tenant’s contractors or affiliates that has not been actually released and discharged of record or bonded or insured over to the reasonable satisfaction of Landlord, Landlord shall make progress payments to Tenant on account of the Landlord’s Contribution on a periodic basis (but not more frequently than as permitted below) in reimbursement of the actual hard costs of the work performed by or on behalf of Tenant or for “soft” costs paid by Tenant (to the extent provided herein) and paid for by Tenant for Tenant’s Initial Installations. Concurrently with a request by Tenant for re imbursement out of the Landlord’s Contribution, Tenant shall provide documentation to Landlord evidencing that Tenant has retained a portion of the total amounts then due to Tenant’s general contractor which portion shall not be less than (a) ten percent (10%) until at least fifty percent (50%) of the Tenant’s Initial Installations have been substantially completed and (b) five percent (5%) until all of Tenant’s Initial Installations have been substantially completed. All requisitions shall be submitted on AIA Form 702 and 703. Each of Landlord’s progress payments will be an amount equal to the aggregate amounts theretofore paid by Tenant (as certified by an authorized officer of Tenant) to Tenant’s contractors, subcontractors and material suppliers (excluding any payments for which Tenant has previously been reimbursed out of previous disbursements from Landlord’s Contribution) for the performance of all of Tenant’s Initial Installations and Landlord shall withhold any such retainage from distribution to Tenant until the Tenant’s Initial Installations have been substantially completed and Tenant shall have otherwise fulfilled the conditions set forth in Section 44.3 below. Provided that Tenant delivers requisitions to Landlord no more than once every thirty (30) days, such progress payments shall be made within thirty (30) days after the delivery to Landlord of requisitions therefor, signed by an officer of Tenant, which requisitions shall set forth the names of each contractor and subcontractor to whom payment was made, and the amount thereof, and shall be accompanied by (i) copies of partial waivers of lien from all contractors, subcontractors and material suppliers covering all work and materials that were the subject of previous progress payments by Landlord and Tenant (ii) a written certification from Tenant that the work for which the requisition is being made has been completed substantially in accordance with the Plans approved by Landlord, and (iii) such other documents and information as Landlord may reasonably request. If only a portion of the requisition is rejected by Landlord as provided in this Article, Landlord shall cause the non-rejected portion of such requisition to be paid within the original thirty (30)-day timeframe set forth above. If by reason of a Work Lien Landlord refuses to pay any part of Landlord’s Contribution, upon Tenant’s discharge of same by bonding or otherwise, Landlord shall within thirty (30) days thereafter pay to Tenant such portion of Landlord’s Contribution.

44.3    The amounts requested under Tenant’s final requisition of the Landlord’s Contribution (which shall include, without limitation, the 5% Retainage) shall not be disbursed until all documentation required under this Article 44, together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and signoffs for Tenant’s Initial Installations by all Governmental Authorities having jurisdiction thereover (it being acknowledged that a copy of the back of the building permit with “sign-offs” from the applicable inspectors shall satisfy the requirements of this subsection (A)), (B) final “as-built” Plans, and (C) the issuance of final lien waivers by all contractors, subcontractors and material covering all of Tenant’s Initial Installations.

44.4    All requisitions must be submitted on or before December 31, 2015 (the ‘‘Final Submission Date”), time being of the essence as to such date. Notwithstanding anything to the contrary set forth in this Lease, the Landlord’s Contribution shall be paid by Landlord in not less than three (3) installments with each installment other than the final installment constituting no more than thirty-three and one-third percent (33-1/3%) of the Landlord’s Contribution. If Landlord fails to timely pay any requisition for an installment of the Landlord’s Contribution, within forty-five (45) days after Tenant has made the appropriate requisition therefor in compliance with Sections 44.2 or 44.3 above, as applicable, Tenant, as Tenant’s sole remedy hereunder, shall be entitled to offset the unpaid portion of the installment against the next ensuing installment(s) of Fixed Rental payable hereunder. Notwithstanding anything to the contrary set forth in this Article 44, if Tenant fails to pay when due any sums due and payable to any of Tenant’s contractors or material suppliers, and Tenant shall fail to remove or bond any lien within thirty (30) days after notice from Landlord of such failure, such failure shall constitute an event of default under the Lease without the requirement of any other notice of any kind, and, without limitation of Landlord’s other rights and remedies hereunder, Landlord shall have the right, but not the obligation, to promptly bond any such liens, and sums so paid by Landlord shall be deemed Additional Rental and shall be paid by Tenant within ten (10) days after Landlord delivers to Tenant an invoice therefor. Under no circumstance shall Landlord be required pursuant to this Lease to contribute in excess of the Landlord’s Contribution. Any costs in excess of the Landlord’s Contribution shall be the sole responsibility of Tenant. For the sake of certainty, in the event that as of the day immediately following the Final Submission Date, with time being of the essence, Tenant shall have failed to requisition (in accordance with the Lease) all or any portion of the Landlord’s Contribution, Tenant shall forever waive Tenant’s right to receive (in every respect, including, without limitation as a rent credit and/or as a work contribution) such portion of the Landlord’s Contribution. No portion of the Landlord’s Contribution may be assigned by Tenant prior to the actual payment thereof by Landlord. Landlord has made no representations as to the projected cost of Tenant’s Initial Installations.

45.    ESCALATIONS FOR INCREASE IN REAL ESTATE TAXES

45.1    For each Tax Year or portion thereof occurring in whole or in part during the term of this Lease commencing with the Tax Year commencing on July 1, 2015, Tenant shall pay, as Additional Rental, the Tax Payment (hereafter defined) for such Tax Year or portion thereof.

45.2    “Taxes” shall mean the total of all real estate taxes and assessments and special assessments, business improvement district charges, and other levies of a similar or dissimilar nature levied, assessed or imposed upon or against the Landlord, the land and/or Building located at 427-429 Broadway, New York, New York (individually referred to hereinafter as the “Land” and the “Building”). If at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that if and to the extent that in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies or impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed: (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom; (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Building or the Land or the Premises and imposed upon Landlord; (iii) a license fee measured by the rents payable by Tenant to Landlord; or (iv) any additional or substitute tax assessment, levy, imposition or charges against the Land and/or the Building and/or the Premises; then all such taxes, assessments, levies, impositions or charges or part thereof so measured or based, shall be deemed to be included with the term “Taxes.” “Taxes” shall not include (x) late payment charges or penalties, or (y) income, value added, inheritance or franchise taxes, except if any of the aforementioned impositions are expressly imposed or assessed by the applicable taxing authority in lieu of Taxes. Further, if any assessment may be payable in installments same shall be deemed payable over the maximum number of installments and only the installments without penalty (but including any interest payable to the municipality) then deemed due in a Tax Year shall be so included in such Tax Year for the purpose of this Article 45.

45.3    “Tax Year” shall mean the fiscal year for which Taxes are levied by the applicable governmental authority.

45.4    “Base Tax” shall mean the Taxes for the fiscal year commencing July 1, 2014 and ending June 30, 2015 (such fiscal year being hereinafter referred to as the “Base Tax Year”).

45.5    “Tenant’s Proportionate Share” shall mean sixty percent (60.00%).

45.6    If the Taxes for any Tax Year occurring wholly or partially within the term of this Lease or any renewal or extension thereof shall be greater than the Base Tax, Tenant shall pay as Additional Rental for such Tax Year a sum equal to Tenant’s Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (which amount is hereinafter called the “Tax Payment”). Should this Lease terminate prior to the expiration of a Tax Year, such Tax Payment shall be prorated to correspond with that portion of a Tax Year occurring within the term of this Lease. Tenant’s obligation to pay such Additional Rental and Landlord’s obligation to refund pursuant to Paragraph 45.7 below, as the case may be, shall survive the termination or sooner expiration of this Lease, but Tenant shall have no obligation to make any Tax Payments not billed within three (3) years after the end of the applicable Tax Year.

45.7    Only Landlord shall be eligible to institute proceedings to contest the Taxes or reduce the assessed valuation of the Land and Building. Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the Land and Building for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Landlord in its sole judgment considers proper provided that if Taxes increase by more than ten percent (10%) in any Tax Year, and provided that (x) Tenant is not then in monetary or material nonmonetary default hereunder beyond any applicable period of notice and grace, and (y) there are at least two (2) years remaining in the term of this Lease, upon Tenant’s request, given at least ninety (90) days before the last day Taxes can be contested under applicable law, Landlord shall contest such Taxes. If Landlord shall receive a refund for any Tax Year for which a Tax Payment shall have been made by Tenant pursuant to Paragraph 45.6 above, Landlord shall repay to Tenant, within thirty (30) days of Landlord’s receipt thereof or credit therefor, provided that Tenant is then not in monetary default under the Lease. Tenant’s Proportionate Share of such refund after deducting from such refund the reasonable costs and expenses (including experts’ and attorneys’ fees) of obtaining such refund. If Tenant is then in monetary default under this Lease, Landlord shall pay Tenant Tenant’s Proportionate Share of such refund promptly after such default has been cured. If the assessment for the Base Tax Year shall be reduced from the amount originally imposed after Landlord shall have rendered a comparative statement (as provided in Paragraph 45.8) to Tenant with respect to a Tax Year, the amount of each Tax Payment shall be retroactively adjusted in accordance with such change, and Tenant, on Landlord’s demand, shall pay any retroactive increase in Tax Payments resulting from such adjustment.

45.8    Landlord shall render to Tenant a comparative statement, with a copy of the then current tax bill, showing the amount of the Base Tax, the amount of the Taxes for the then current Tax Year, and the Tax Payment, if any, due from Tenant for such Tax Year. The Tax Payment shown on such comparative statement shall be paid by Tenant in two (2) installments on the later of (a) fifteen (15) days after Landlord provides such statement, and (b) July l and January 1 of such Tax Year. Each comparative statement shall be conclusive and binding on Tenant, unless within thirty (30) days after receipt of such comparative statement, Tenant shall notify Landlord of any discrepancy in specific detail. Pending the determination of such dispute, by agreement or otherwise, Tenant shall pay the Tax Payment set forth on the comparative statement.

46.    WATER, SEWER AND SPRINKLER CHARGES

Tenant shall pay to Landlord, as Additional Rental hereunder, (i) $300 per month for water and sewer rents imposed against the Building and the Land and (ii) $300 per month for sprinkler supervisory services for the Building. The amounts payable by Tenant under the preceding sentence shall be payable on the first day of each and every month during the term of this Lease commencing from and after the Commencement Date.

47.    ALL ADDITIONAL RENTAL PAYMENTS

47.1    Landlord’s delay or failure during the term of this Lease to prepare and deliver any statements or bills required to be delivered to Tenant under this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect any Additional Rental which may have become due pursuant to these Articles during the term of this Lease provided that Tenant shall have no obligation to pay Additional Rental payments if not billed within three (3) years after the period in which such charges were applicable. Tenant’s liability for Additional Rental due under this Lease, shall continue unabated during the remainder of the term of this Lease and shall survive the expiration or sooner termination of this Lease provided that Tenant shall have no obligation to pay Additional Rental payments if not billed within three (3) years after the period in which such charges were applicable.

47.2    In no event shall any adjustment of any payments payable by Tenant in accordance with the provisions of this Lease result in a decrease in the Fixed Rental or (except as expressly set forth in Section 45.7 of this Lease) any Additional Rental theretofore payable by Tenant pursuant to these Articles.

47.3    If any Additional Rental is payable with respect to any period that shall end after the expiration or termination of this Lease, the Additional Rental payable by Tenant in respect thereof shall be prorated to correspond to that portion of such expense year occurring within the term of this Lease.

48.    ASSIGNMENT AND SUBLETTING

48.1    Except as otherwise expressly set forth herein, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, or encumber this Lease or any of its rights or estates hereunder, sublet the Premises or any part thereof, or permit the Premises, or any part thereof, to be used or occupied by others, pursuant to a management agreement, license agreement or otherwise, without the prior written consent of Landlord in each instance. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, subletting, occupancy, or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Landlord’s consent to an assignment or subletting shall not, in any wise, be construed to relieve Tenant from obtaining Landlord’s express written consent to any further assignment or subletting. In no event shall any permitted sublessee assign or encumber its sublease, further sublet all or any portion of its sublet space, or otherwise suffer to permit the sublet space, or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance based on the approval standards set forth herein, except under circumstances described in Section 48.17, as applicable to such subtenant) and the foregoing prohibitions and restrictions shall be expressly set forth in each sublease entered into by Tenant. A modification, amendment or extension of a sublease shall be deemed to be a subletting, except to the extent expressly provided for in a sublease previously approved by Landlord. Landlord agrees that if any subtenant of Tenant violates the prohibition against further sublet or assignment and Landlord serves Tenant with a notice of default and opportunity to cure, the period within which Tenant may cure the default shall be extended for so long as Tenant is actually, and with due diligence, enforcing its rights against the subtenant based upon subtenant’s default.

48.2    Except as otherwise provided in Section 48.17 hereof, if Tenant shall, at any time or times during the term of this Lease, desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by: (a) a term sheet setting forth in reasonable detail the terms of the proposed assignment or sublease, the effective or commencement date of which shall be not less than fifteen (15) nor more than forty-five (45) days after the giving of such notice; (b) a statement setting forth, in reasonable detail, the identity of the proposed assignee or subtenant and its principals, the nature of its business and its proposed use of the Premises; and (c) current financial information with respect to the proposed assignee or subtenant.

48.3    (a) Upon receipt of the documentation set forth in Section 48.2 above with respect to an assignment of this Lease, Landlord shall have the right to elect, by notifying Tenant within twenty-five (25) days of such delivery, to terminate this Lease, as of such effective date as if it were the Expiration Date set forth in this Lease.

(b)    Upon receipt of the documentation set forth in Section 48.2 above with respect to a sublease of all or part of the Premises constituting at least one (1) full floor of the Building, for the balance or substantially all of the balance of the remaining term, Landlord shall have the right to elect, by notifying Tenant within twenty-five (25) days of such delivery, to terminate this Lease as to the portion of the Premises affected by such subletting or as to the entire Premises in the case of a subletting thereof, as of such effective date.

(c)    If pursuant to the exercise of Landlord’s option (in Section 48.3(b) of this Lease), this Lease is terminated as to only a portion of the Premises, then the Fixed Rental and Additional Rental payable hereunder hereof shall be adjusted in proportion to the portion of the Premises affected by such termination.

48.4    In the event that Landlord does not exercise any of the options available to it pursuant to Section 48.3 above and provided that Tenant is not in default of any of Tenant’s obligations under this Lease beyond all applicable notice and cure periods, Landlord’s consent (which shall be in form reasonably satisfactory to Landlord and Tenant) to the proposed assignment or sublease shall not be unreasonably withheld or conditioned, provided and upon condition that:

48.4.1    Tenant shall have complied with the provisions of Article 48.2 above;

48.4.2    In Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in a business or activity, and the Premises will be used in a manner, which is (a) limited to the use of the Premises permitted herein; (b) will not violate any negative covenant as to use contained in any other lease of space in the Building as to which Tenant was notified in writing; and (c) will not be in violation of the use restrictions set forth elsewhere in this Lease.

48.4.3    The proposed assignee or subtenant (and its principals) are reputable persons of good character and with sufficient financial worth considering the responsibility involved and Landlord has been furnished with reasonable proof thereof;

48.4.4    The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Premises is, in Landlord’s reasonable judgment, in keeping with the standards of the Building and the floor or floors on which the Premises are located;

48.4.5    Provided Landlord then has comparable space available for a comparable term, neither the proposed assignee or subtenant nor any person who, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant, (a) is then a tenant or an occupant of any part of the Building nor (b) is a party who dealt with, or is then negotiating with, Landlord or Landlord’s agent (directly or through a broker) with regard to space in the Building either currently or during the six (6) months immediately preceding Tenant’s request for consent;

48.4.6    The form of the proposed sublease or instrument of assignment shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

48.4.7    Tenant shall reimburse Landlord for the reasonable out-of-pocket third party costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal fees incurred in connection with the requested consent (which reimbursement shall be due on demand and shall not be refundable under any circumstance, including, without limitation, the occurrence or failure to occur of said assignment or sublease and/or Landlord’s consenting to said assignment or sublease) not to exceed $7,500.00 per assignment or sublet (provided that such “cap” shall not apply if the Lease is being amended in connection with such assignment or sublease transaction);

48.4.8    The Premises shall not, without Landlord’s prior written consent, have been publicly advertised for assignment or subletting at a rental rate lower than the then prevailing rental for other similar space in the Building; and

48.4.9    The proposed occupancy shall not impose any extra burden (except to a de minimis extent) upon services to be supplied by Landlord to Tenant.

48.4.10    If Tenant has delivered to Landlord all information and documents required under this Article, Landlord’s consent to an assignment or sublet shall be deemed given if Landlord has not responded to Tenant’s request within fifteen (15) Business Days after Tenant’s request and compliance with this Article, on the condition that Tenant’s request to Landlord must be in writing and contain language in bold letters to the effect that Landlord’s consent will be deemed given if Landlord fails to respond within said fifteen (15) Business Days. Any disapproval by Landlord shall be in writing.

48.5    No assignment or subletting shall be made:

48.5.1    by the legal representatives of Tenant or by any person to whom Tenant’s interest under this Lease passes by operation of law, except in compliance with the provisions of this Article; or

48.5.2    to any person or entity for the conduct of a business which is not in keeping with the then Certificate of Occupancy for the Building and applicable zoning laws.

48.6    The sublease shall expressly prohibit the use of the Premises or any part thereof for any use other than the use set forth in paragraph 2 of the prefixed printed form.

48.7    In the event that Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 48.2 before assigning this Lease or subletting all or part of the Premises.

48.8    Each subletting pursuant to this Article shall be subject to all of the applicable covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting and/or acceptance of fixed rental or additional rental by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rental and Additional Rental due, and to become due, hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, no other and further subletting of the Premises by Tenant, or any person claiming through or under Tenant shall, or will be made, except upon compliance with, and subject to, the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, unless and to the extent there is a final judicial determination that Landlord acted maliciously or in bad faith in declining to give its consent. In no event shall Landlord or Tenant (except as provided in Paragraph 57) be liable for consequential or punitive damages.

48.9    With respect to each and every sublease or subletting, it is further agreed that:

48.9.1    no subletting shall be for a term ending later than one day prior to the expiration date of the term of this Lease;

48.9.2    no sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

48.9.3    each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that, in the event of termination, re-entry, or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublandlord under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not: (a) be liable for any previous act or omission of Tenant under such sublease; (b) be subject to any offset, not expressly provided in such sublease, that theretofore accrued to such subtenant against Tenant; or (c) be bound by any previous modification of such sublease (except to the extent expressly consented to in writing by Landlord) or by any previous prepayment of more than one month’s fixed rental or any additional rental then due under the sublease.

48.10    Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord, complying with this Article, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed from and after the effective date of such assignment and whereby the assignee shall agree that the provisions contained in Section 48.1 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rental and/or Additional Rental by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of Fixed Rental and Additional Rental and for the other obligations of this Lease on the part of the Tenant to be performed or observed, but not with respect to any modification made between Landlord and such assignee (if not a Related Entity) not consented to in writing by the original named Tenant hereunder.

48.11    In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claims, for money damages (nor shall Tenant claim any money damages by way of set-off counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article, except in the event a court of law has made a final judicial determination that Landlord acted maliciously or in bad faith. Except as expressly set forth herein, Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment. In no event shall Landlord be liable for punitive or consequential damages under any circumstances whatsoever.

48.12    If applicable, one or more sales or transfers, by operation of law or otherwise, or creation of new stock, partnership, membership or voting interests, aggregating in excess of fifty percent (50%) of (i) the voting stock of any corporate tenant, or (ii) the limited or general partnership interest in any partnership tenant, or (iii) the membership interests in any limited liability company tenant, whether in a single transaction or in a series of transactions, shall be deemed an assignment within the meaning of this Article and shall require Landlord’s prior written consent to the extent provided in this Article. From time to time, if applicable, at Landlord’s request, Tenant shall provide Landlord with a statement of Tenant, certified by Tenant’s Secretary, of its then current shareholders and persons having a beneficial interest in the shares of stock of Tenant, the names of such shareholders and beneficial interest holders, and the percentage of shares held by each of them. The foregoing shall not apply if Tenants’ stock is traded in an over-the-counter or other public exchange, or if Tenant is “going public” or in connection with a re-capitalization of Tenant.

48.13    Except as set forth in the last sentence of Section 48.10 hereof, the joint and several liability of Tenant and any immediate or remote successor in interest to Tenant, and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not be discharged, released, or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

48.14    The listing of any name other than that of Tenant, whether on the doors of the Premises, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease, to any sublease of the Premises, or to the use or occupancy thereof by others.

48.15    If Tenant shall assign this Lease or sublease all or any part of the Premises, Tenant shall pay to Landlord, as Additional Rent:

(i)

in the case of an assignment, an amount equal to fifty percent (50%) of (x) all sums and other considerations paid to Tenant by the assignee for such assignment (including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns), less (y) the actual and reasonable out-of-pocket costs incurred by Tenant directly in connection with such assignment (which, for the sake of certainty, shall specifically exclude the cost of Tenant’s Initial Installations); and

(ii)

in the case of a sublease, fifty percent (50%) of (x) any rents, additional charge or other consideration payable under the sublease or otherwise to Tenant by the subtenant for such sublet which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns), less (y) the actual and reasonable out-of-pocket costs incurred by Tenant directly in connection with such sublease (which, for the sake of certainty, shall specifically exclude the cost of Tenant’s Initial Installations).

The sums payable under this Section 48.15 shall be paid to Landlord as and when paid by the subtenant or assignee, as the case may be, to Tenant.

48.16    No assignment of this Lease or subletting of all or a portion of the Premises shall release or affect the obligations of any guarantor of this lease under any guaranty of this Lease except to the extent expressly provided in the last sentence of Section 48.4.10 above.

48.17    Tenant shall have the right, subject to the terms and conditions hereinafter set forth, without the consent of, but on written notice to, Landlord, but subject to Tenant’s satisfaction of the conditions set forth in Sections 48.1 (except for the second to last sentence thereof), 48.2, 48.4.2, 48.4.4, 48.5.2 and 48.10 above, to assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or by consolidation, (ii) to a purchaser of all or substantially all of Tenant’s assets (provided such purchaser shall have also assumed substantially all of Tenant’s liabilities) or stock or other equity of Tenant, or (iii) to an entity which shall control, be under the control of, or be under common control with Tenant (any such entity referred to in this clause (iii) being a Related Entity). Further (x) Tenant shall have the right to sublet the Premises to a Related Entity without the consent of Landlord (but on written notice to Landlord) and (y) Tenant may permit any Related Entity to co-occupy the Premises without a sublease and without the consent of Landlord and, in each case, without payment of sums due under Section 48.15 above. If requested by Landlord, Tenant shall furnish Landlord with written evidence of Tenant’s relationship with such Related Entity.

48.18    Notwithstanding anything in this Lease to the contrary, without the consent of, but on written notice to, Landlord, Tenant may from time to time, subject to all of the provisions of this Lease, permit portions of the Premises to be used or occupied under so-called “desk sharing” arrangements by a “Desk Space User”; provided, that (i) any such use or occupancy of desk or office space shall be without the installation of any separate entrance, (ii) at any time during the term, the aggregate of the rentable square footage then used by all Desk Space Users pursuant to this Section shall not exceed 15% of the rentable area of the then-current Premises, (iii) each Desk Space User shall use the Premises in accordance with all of the provisions of this Lease, and only for the use expressly permitted pursuant to this Lease, (iv) in no event shall the use of any portion of the Premises by a Desk Space User create or be deemed to create any right, title or interest of such Desk Space User in any portion of the Premises or this Lease, (v) such “desk sharing” arrangement shall be subject and subordinate to this Lease and terminate automatically upon the expiration or sooner termination of this Lease, (vi) such Desk Space User shall not have any signage outside of the Premises; (vii) each Desk Space User shall be engaged in a business or activity which is in keeping with standards of the Building; and (viii) such desk sharing arrangement is for a valid business purpose and not to circumvent the provisions of this Article 48. Upon request by Landlord, Tenant shall provide Landlord with a list of any Desk Space Users in the Premises, which notice shall include (1) a description of the nature and character of the business being conducted in the Premises by such Desk Space User and (2) the rentable square feet and location of the Premises occupied by such Desk Space User, together with a copy of the agreement, if any, relating to the use or occupancy of such portion of the Premises by such Desk Space User. “Desk Space User” means bona fide clients, business partners, joint venture partners and concessionaries of Tenant, accountants engaged by Tenant, government auditors having jurisdiction over Tenant’s business in the Premises for a purpose associated with the business of Tenant, and persons or entities to whom Tenant has outsourced business functions or with which

Tenant has an active and meaningful business relationship, including governmental oversight. The number of occupants in the Premises (or any portion thereof) at any time shall not exceed the maximum allowable under applicable law.

49.    LIMITATION OF LIABILITY

49.1    If Landlord shall be an individual, joint venture, tenancy in common, co-partnership, limited liability company, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord’s estate and property in the Land and the Building (including any sale, condemnation and insurance proceeds) for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or any member, partner, shareholder, director, officer or principal of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises.

49.2    If Tenant shall request Landlord’s consent or approval pursuant to any of the provisions of this Lease or otherwise, and Landlord shall fail or refuse to give, or shall delay in giving, such consent or approval (except as provided in Article 48 above), Tenant shall in no event make, or be entitled to make, any claim for damages (nor shall Tenant assert, or be entitled to assert, any such claim by way of defense, set-off, or counterclaim) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or delayed its consent or approval, and Tenant hereby waives any and all rights that it may have from whatever source derived, to make or assert any such claim. Tenant’s sole remedy for any such failure, refusal, or delay (except as provided in Article 48) shall be an action for a declaratory judgment, specific performance, or injunction, and such remedies shall be available only in those instances where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or approval or where, as a matter of law, Landlord may not unreasonably withhold or delay the same.

50.    INDEMNIFICATION

50.1    Except as otherwise expressly provided herein and subject to Sections 51.4 and 51.5, Tenant shall, at all times and at its sole cost and expense, indemnify, defend and hold Landlord, any holder of a Superior Mortgage (defined below), and any lessor under a Superior Lease (defined below), together with their respective agents, affiliates, employees, partners, members, officers, directors and shareholders (collectively, the “Indemnitees”) harmless from and against any and all claims, suits, actions, damages, fines, charges, penalties, losses, liens, fees, costs, court costs, expenses (including, but not limited to, all reasonable fees and disbursements of attorneys, architects, engineers and other professionals engaged by one or more Indemnitees) and liabilities which may be incurred by or imposed on any Indemnitee or which may arise in connection with any claims, suits or actions, the investigation thereof or the defense of any action or proceeding brought thereon, or from the enforcement of this indemnity, or from and against any orders, judgments and/or decrees which may be entered or which may arise, wholly or in part, with respect to or on account of: (a) any personal injury, bodily injury, loss of life and/or damage to property that may occur or be claimed by or with respect to any person(s) or property on or about the Premises or the appurtenances thereto or upon the adjacent vaults (if any), sidewalks, ramps, curbs or streets, and resulting from the use, misuse, occupancy, operation and/or management of the Premises by Tenant, its successors, permitted assigns or any subcontractors, or by other persons or entities claiming by, through or under Tenant, or by their respective agents, employees, contractors, licensees, invitees, guests or other such persons or entities, except to the extent such injury, loss and/or damage is due to Landlord’s willful misconduct or negligence, (b) the breach of any term, covenant or condition of this Lease by Tenant, its successors, permitted assigns or any subcontractors, or by other persons or entities claiming by, through or under Tenant, or by their respective agents, employees, contractors, licensees, invitees, guests or other such persons or entities, (c) the filing of any mechanic’s or materialmen’s lien or of any other attachment or encumbrance against the Land and/or the Building due to work done by or on behalf of Tenant, (d) the condition of the Premises, including any repairs, replacements, changes or Alterations that Tenant has or will perform or fail to perform therein, (e) Tenant’s use or storage of any Hazardous Materials (defined below) or (f) the negligence or wilful misconduct of Tenant’s lobby guard or lobby attendant. All such actions, suits, claims, damages and/or proceedings shall be resisted and defended by Tenant at its sole cost and expense. Except to the extent of Landlord’s gross negligence or willful misconduct and except as otherwise expressly set forth herein, Landlord shall in no event be liable for any injury or damage to the Premises or to Tenant or any successors, permitted assigns or subcontractors, or other persons claiming by, through or under Tenant or their respective agents, employees, licensees, invitees, business visitors and guests or other such persons, or to any property of any such persons. Tenant shall promptly reimburse each Indemnitee for any and all expenditures covered by this indemnity and hold harmless. Tenant’s obligations under this Article 50 shall survive the expiration or earlier termination of this Lease.

50.2    Except as otherwise expressly provided herein and subject to the provisions of Sections 51.4 and 51.5, Landlord shall, at its sole cost and expense, indemnify, defend and hold Tenant, its shareholders, directors, officers and employees (the “Tenant Indemnified Parties”) harmless from and against any and all claims, suits, actions, damages, fines, charges, penalties, losses, liens, fees, costs, court costs, expenses (including, but not limited to, all reasonable fees and disbursements of attorneys, architects, engineers and other professionals engaged by Tenant Indemnified Parties) and liabilities which may be incurred by or imposed on Tenant Indemnified Parties or which may arise in connection with any claims, suits or actions, the investigation thereof or the defense of any action or proceeding brought thereon, or from the enforcement of this indemnity, or from and against any orders, judgments and/or decrees which may be entered or which may arise, wholly or in part, with respect to or on account of: (a) any personal injury, bodily injury, loss of life and/or damage to property that may occur or be claimed by or with respect to any person(s) or property on or about the public portions of the Building and the Premises or the appurtenances thereto or, if resulting from a slip or fall, upon the vaults (if any) or sidewalks in front of the Building, in each case only if the same results from the negligence or willful misconduct of Landlord, and specifically excluding any such injury, loss and/or damage which is due to Tenant Indemnified Parties’ negligence or willful misconduct, or (b) the breach of any term, covenant or condition of this Lease by Landlord, its subcontractors, or by other persons or entities claiming by, through or under Landlord, or by their respective agents, employees, contractors, licensees, invitees, guests or other such persons or entities. All such actions, suits, claims, damages and/or proceedings shall be resisted and defended by Landlord counsel of its choice, at Landlord’s sole cost and expense. This indemnity under this Section 50.2 runs for the benefit of the Tenant Indemnified Parties only, and does not create any right or benefit in favor of any other person or entity. Landlord’s obligations under this Section 50.2 shall survive the expiration or earlier termination of this Lease.

51.    INSURANCE

51.1    Tenant shall obtain and keep in full force and effect during the term of this Lease:

51.1.1    a policy of commercial general public liability insurance, including bodily injury, personal injury and property damage coverage, with a broad form contractual liability endorsement or its equivalent, naming Tenant as insured and protecting Landlord, Landlord’s employees and managing agent, and any mortgagees or lessors having an interest in the Building (provided such names have been provided to Tenant in writing), as additional insureds (issued on an “occurrence” basis and not a “claims made” basis) against claims for personal injury, bodily injury, death and/or third-party property damage occurring in or about the Premises or, to the extent caused by the negligence or willful misconduct of Tenant, the Building, and under which the insurer agrees to waive any right of recovery such insurer may have had against Landlord, Landlord’s employees and managing agent, and any mortgagees or lessors having an interest in the Building and to indemnify, defend and hold Landlord harmless from and against, among other things, all cost, expense and/or liability (including, without limitation, reasonable attorneys’ fees) arising out of or based upon any and all claims, accidents, injuries and damages occurring in, on or about the Premises (whether or not such claims, accidents, injuries and damages occurred as a result of Landlord’s negligence). The minimum limits of liability applicable exclusively to the Premises shall be a combined single limit with respect to each occurrence in an amount of not less than $8,000,000 (or in any increased amount (or in the form of an umbrella liability policy for “excess” liability coverage) required by Landlord in the exercise of Landlord’s commercially reasonable discretion, which amounts shall not be increased more than one time in any five (5)-year period); and

51.1.2    insurance against loss or damage by fire and such other risks and hazards (including burglary, theft, vandalism, sprinkler leakage, water damage, explosion, breakage of glass within the Premises and, if the Premises are located at or below grade, broad form flood insurance) as are insurable under then available standard forms of “all risk” insurance policies, to Tenant’s personal property and business equipment and fixtures (hereinafter, “Tenant’s Property”) and, whether or not such alterations or tenant improvements had been paid for or performed by Tenant, any alterations and tenant improvements in and to the Premises for the full replacement cost value thereof (with such policy having a commercially reasonable deductible) protecting Tenant, Landlord, Landlord’s employees and managing agent, and any mortgagees or lessors having an interest in the Building provided such names have been furnished to Tenant in advance in writing; and

51.1.3    business interruption insurance in an amount sufficient to cover Tenant’s continuing expenses for a period at least twelve (12) months while Tenant is unable to do business in the Premises; and

51.1.4    Statutory Workmen’s Compensation insurance.

51.2    Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least thirty (30) days prior to the expiration or other termination or lapse of any such policies, Tenant shall deliver to Landlord evidence of payment for the policies and certificates evidencing such insurance. In addition, Tenant shall give Landlord at least thirty (30) days written notice prior to any changes in any of the insurance to be maintained by Tenant hereunder. All such policies shall contain endorsements that (a) such insurance may not be modified or cancelled or allowed to lapse except upon thirty (30) days’ written notice to Landlord by certified mail, return receipt requested, containing the policy number and the names of the insured and the certificate holder, and (b) Tenant shall be solely responsible for payment of all premiums under such policies and Landlord shall have no obligation for the payment thereof notwithstanding that Landlord and managing agent, and any mortgagees or lessors are named as additional insureds and certificate holders. Tenant’s failure following notice and any applicable cure period, to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant’s default. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York which rate, in Best’s Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation), as having a general policy-holder rating of “A-__” and a financial rating of at least “XI.” Tenant shall not carry separate or additional insurance, whether concurrent or contributing, in the event of any loss or damage, with any insurance required to be obtained by Tenant under this Lease. Any insurance required to be provided by Tenant under this Article 51 may be provided by blanket insurance covering both the Premises and other properties or locations of Tenant if (i) such blanket insurance complies with all of the other requirements of this Lease, and (ii) the amounts payable to Landlord under such blanket insurance shall at all times be no less than the amount of insurance that would have been payable to it and/or them if such insurance had not been provided by blanket insurance, whether or not Tenant, as an additional insured, may be otherwise entitled to any proceeds of the policy, and (iii) the insurance protection to be provided hereunder for Landlord is not impaired or diminished by such blanket insurance or inclusion of Tenant as an insured thereunder. If Tenant shall provide blanket insurance in conformity with the foregoing, then the requirements herein for delivery of insurance policies by Tenant shall be deemed satisfied by Tenant’s delivery of an underlying certificate(s) of such blanket insurance (in form reasonably satisfactory to Landlord) with respect to the insurance involved.

51.3    All policies to be maintained by Tenant hereunder and by Landlord with respect to the Building shall contain a provision that no act or omission of Landlord or Tenant, as the case may be, shall affect or limit the obligation of the insurer to pay the amount of any loss sustained.

51.4    The parties hereto shall procure an appropriate clause in, or endorsement on, any “all risk” or fire or extended coverage insurance covering the Premises, the Building, the personal property, fixtures or equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery by the insured prior to any loss. The waiver of subrogation or permission for waiver of the right of recovery in favor of Tenant shall also extend to all other persons or entities occupying or using the Premises in accordance with the terms of the Lease. It is expressly understood and agreed that Landlord will not be obligated to carry insurance on Tenant’s Property or Tenant’s alterations or insurance against interruption of Tenant’s business.

51.5    Each party hereby waives all rights of recovery, claim, action, cause of action and releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the term of this Lease. Tenant and Landlord shall advise insurers of the foregoing and such waiver shall be part of each policy maintained by Tenant and Landlord which applies to the Premises and Building, as the case may be.

51.6    Landlord shall carry during the term of this Lease general public liability insurance and fire and casualty insurance in such limits as may be required by the holder of the Superior Mortgage (defined below) or, if no such Superior Mortgage exists, in such limits as are customary for a building substantially similar to the Building and in the same general location, provided that the fire and casualty coverage must be on a standard “all risk’’ or “special form” insurance policy written on a full replacement cost basis.

52.    ELECTRIC CURRENT

52.1    Tenant agrees that Tenant shall not make any electrical or mechanical installations, alterations, additions or changes to the electrical equipment or appliances in the Premises (except that Tenant may connect standard office equipment and small kitchen appliances without Landlord’s consent) without the prior written consent of Landlord, in each such instance, which shall not be unreasonably withheld, conditioned or delayed, and Tenant will at all times comply with the rules and regulations applicable to the service, equipment, wiring and requirements of Landlord and of the utility company supplying electricity to the Building. Tenant covenants and agrees that at all times its use of electricity will not exceed the capacity of existing feeders to the Building or the risers or wiring installations therein and Tenant shall not use any electrical equipment which, in Landlord’s reasonable judgment, will overload such installations or interfere with the use thereof by other tenants in the Building. In the event that, in Landlord’s reasonable judgment (considering the needs and consumption of power by other tenants or anticipated tenants in the Building), Tenant’s electrical requirements above those needed for normal office use necessitate installation of an additional riser, risers or other proper and necessary equipment or services, including additional ventilating or air conditioning, the same shall be provided or installed by Landlord at Tenant’s sole expense, provided Tenant’s proposed installations shall be reasonably accommodated in the Building and shall not be detrimental, in Landlord’s sole judgment, to the proper and economic functioning of the Building or the use and enjoyment by other tenants therein. The preceding sentence shall not give rise to any obligation of Landlord to deliver Tenant electrical service in excess of the amount provided for in this Lease. Any such installations shall be paid for by Tenant prior to Landlord’s commencement of the work therefor, such charges shall be chargeable and collectible as Additional Rental. In all electrical installations only rigid conduits or electrical metal tubing will be allowed. Landlord represents that at least eight (8) watts per rentable square foot demand load are currently available to the Premises.

If either the quantity or character of the electrical service is changed by the utility company supplying electrical service to the Building or is no longer available or suitable for Tenant’s requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or, subject to Section 66.4, in part, or entitle Tenant to any abatement or diminution of Fixed Rental or Additional Rental, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise, unless such change, unavailability or unsuitability is due solely to Landlord’s negligence or willful misconduct.

52.2    Electricity shall be furnished by Landlord to Tenant on a “submetering” basis, as follows:

52.2.1    If not already installed, Landlord shall, at its sole cost and expense, install a meter or meters for the purpose of measuring the electric current consumed solely in the Premises; and

With respect to the Premises and/or any portion(s) thereof that constitute less than a full floor of the Building, Landlord shall:

52.2.2    Install a meter to measure the amount of Usage (hereinafter defined) with respect solely to the Premises and/or to such portion(s) (and Landlord hereby consents to the installation of a totalizer by Tenant if more than one (1) meter measures electricity to the Premises, and, if installed, Tenant shall maintain such totalizer); or

52.2.3    Measure the amount of Usage with respect thereto through common meter(s).

Landlord shall, from time to time, furnish Tenant with a statement indicating the appropriate period during which the Usage was measured and the amount of Tenant’s Cost payable by Tenant to Landlord for furnishing electrical current. Within fifteen (15) days after receipt of each such statement, Tenant shall pay to Landlord as Additional Rental hereunder, the amount of Tenant’s Cost as set forth thereon.

For the purposes of this subsection, “Usage” shall mean the number of kilowatt hours of electric current consumed in the Premises, as measured by a meter or meters through which the electric current supplied to the Premises is drawn, for each calendar month or such other period as Landlord shall determine during the term of this Lease. In the event that all or a portion of the Premises is serviced by a meter that also services other space in the Building, then Usage with respect to the Premises or the portion thereof serviced by a common meter, as the case may be, shall be deemed to be an amount equal to the product of:

(x)	The number of kilowatt hours measured by such meter, multiplied by

(y)	The result (hereinafter called “Tenant’s Electric Share”) of:

(1)	The rentable area of the Premises divided by

(2)	The aggregate rentable area of the premises serviced by such meter.

Provided that such amount shall be equitably adjusted if any material rentable area of the area serviced by such meter uses a disproportionately greater amount of electricity (e.g., a Data Center).

“Rate” shall mean the actual cost to Landlord per kilowatt hour paid by Landlord, at the time in question, to the public utility company supplying electric current to the Building, including, without limitation, all applicable surcharges, demand charges, time-of-day charges, energy charges, fuel adjustment charges, rate adjustment charges, taxes, and other sums payable in respect thereof.

“Tenant’s Cost” shall mean an amount equal to the product of (i) the Rate, multiplied by (ii) the Usage, multiplied by (iii) 103%. If any tax is imposed upon Landlord’s receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any Federal, State or Municipal Authority, Tenant covenants and agrees that, where permitted by law, Tenant’s pro-rata share of such taxes shall be passed on to, and in included in the bill of, and paid by, Tenant to Landlord.

The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates or other methods of billing, electricity purchases and the redistribution thereof, and that the references in the foregoing paragraphs to changes in methods of or rules on billing are intended to include any such changes. Anything hereinabove to the contrary notwithstanding, in no event is the submetering additional rent to be less than an amount equal to the total of Landlord’s payment to public utilities and/or other providers for the electricity consumed by Tenant (and any taxes thereon or on redistribution of same) plus three percent (3%) for transmission line loss and other redistribution costs.

52.3    Notwithstanding anything contained herein, Landlord also reserves the right to, upon thirty (30) days’ written notice to Tenant, terminate the furnishing of electricity to the Premises in which event, Tenant shall make application directly to the public utility for the Tenant’s entire separate supply of electric current and Landlord may, upon expiration of the aforementioned thirty (30) days (but only provided that Tenant is then receiving, or is in a position to receive, electricity from the utility on a direct basis), discontinue furnishing electric current to Tenant. Any meters, risers or other equipment or connections necessary to enable Tenant to obtain electric current directly from such utility as set forth above, shall be installed at Landlord’s sole cost and expense, except in the event Landlord is required to discontinue furnishing electricity by applicable law, in which event such installation costs shall be equally shared by Landlord and Tenant. Rigid conduits only will be allowed. Landlord shall also permit its wire and conduits, to the extent available and safely compatible, to be used for such purpose. Irrespective of whether Landlord exercises any of its options set forth in this Article 52, Tenant shall not be released from any liability under this Lease and the Lease shall remain in full force and effect.

Any meter(s) installed by Landlord pursuant to this Article 52 shall be maintained and repaired by Tenant at Tenant’s sole cost and expense.

53.    BROKER

Tenant represents and warrants to Landlord that Tenant neither consulted nor negotiated with any broker or finder with regard to the rental of the Premises from Landlord, other than Newmark Grubb Knight Frank whose commission shall be paid by Landlord pursuant to Landlord’s separate agreement with said broker. Tenant agrees to indemnify and hold Landlord harmless from any damages, liabilities, settlement payments, costs and expenses (including, without limitation, reasonable attorneys’ fees incurred in defending an action or claim or enforcing this indemnity) suffered, incurred or paid by Landlord by reason of any claim or action for a commission or other compensation by any broker or other entity or person other than Newmark Grubb Knight Frank who has dealt with Tenant in connection with this Lease or the rental of the Premises from Landlord. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

54.    BINDING EFFECT

It is specifically understood and agreed that this Lease is offered to Tenant for signature by the managing agent of the Building solely in its capacity as such agent and subject to Landlord’s acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not, in any way, bind Landlord or its agent until such time as this Lease shall have been executed by Landlord and delivered to Tenant.

55.    LATE FEE

In the event that any payment to be made by Tenant hereunder shall become overdue for a period in excess of five (5) days after notice that same was due and not paid, a “late charge” equal to the lesser of (a) three percent (3%) of the overdue payment, or (b) the maximum amount allowable by law may be charged by Landlord and shall be payable by Tenant as Additional Rental on the 1st day of the month following Landlord’s demand therefor; provided that Landlord shall not be required to send a notice with respect to late payments of Fixed Rental more than one (1) time in any twelve (12)-month period in order for such late charge to be applicable, and same shall thereafter be applicable if such next payment of Fixed Rental is not paid within five (5) days after the due date thereof, until the next period of twelve (12) months. It is expressly acknowledged and agreed that nothing herein contained shall be deemed or construed as permitting or allowing Tenant to make any payment of Fixed Rental and/or Additional Rental at a time other than when same shall be required to be paid pursuant to the provisions of this Lease. The acceptance of the late charge referred to in this Article shall not in any manner preclude Landlord from enforcing any of its rights contained elsewhere in this Lease.

56.    SECURITY

56.1    It is agreed that in the event Tenant defaults under the terms of this Lease beyond the expiration of all grace and notice periods, Landlord may (but shall not be required to) use, apply or retain the whole or any part of the security so deposited for any sum Landlord may expend by reason of Tenant’s default, or for the payment of any past-due Fixed Rental or Additional Rental. In the event Landlord shall apply all or any portion of Tenant’s security in accordance with this lease, Tenant shall deposit with Landlord, within ten (10) days after demand therefor, an amount sufficient to restore such security to the amount set forth in Article 34. If Landlord retains or applies all or a portion of Tenant’s security deposit as a result of Tenant’s default in the payment of Fixed Rental or Additional Rental and Tenant fails to restore the same as aforesaid, Tenant’s failure to restore such security deposit shall be deemed to be a default in the payment of Additional Rental, for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rental. Any cash deposit of security shall be deposited into an interest-bearing account with all interest (less a one percent [1%] per annum administrative charge payable to Landlord) accruing in the account payable to Tenant upon the termination of this Lease.

56.2    In lieu of depositing the entire security deposit in cash, Tenant may deposit as security simultaneously herewith in the form of a clean, irrevocable and unconditional letter of credit in the amount of $604,500.00 issued by and drawn upon a commercial bank which is a member of the New York Commerce Clearing House Association or other reasonably acceptable banking institution (hereinafter referred to as the “Issuing Bank”) with offices for banking purposes in the City of New York and having a net worth of not less than $500,000,000.00, which letter of credit shall have an initial term of not less than one year, be in form and content reasonably satisfactory to Landlord (and substantially as shown on Exhibit D annexed hereto), and shall be for the account of Landlord. Landlord hereby approves Community National Bank as the issuer of any such letter of credit. The letter of credit shall provide that:

(i)    The letter of credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the entire term hereof (the last such automatic renewal to expire not earlier than a date that is two (2) months after the Expiration Date unless the Issuing Bank sends written notice (hereinafter called the “ Non-Renewal Notice”) to Landlord by certified or registered mail, return receipt requested, not less than sixty (60) days next preceding the then expiration date of the letter of credit, that it elects not to have such letter of credit renewed;

(ii)    Landlord, after receipt of the Non-Renewal Notice, unless Tenant replaces the letter of credit with a replacement letter of credit or cash within thirty (30) days after the date of the Non-Renewal Notice, shall have the right, exercisable by a sight draft, to receive the moneys represented by the letter of credit; and

(iii)    Upon Landlord’s sale of the Building, or the transfer of Landlord’s interest therein, or a leasing of the Building, the letter of credit shall be transferable by Landlord to purchaser, vendee or transferee, and all fees and expenses of such transfer shall be paid by Tenant.

56.3    In the event of a sale or lease of the Building, Landlord shall have the right to transfer the security to the purchaser, and, to the extent such funds (or letter of credit, if applicable) are or is actually transferred by Landlord, Landlord shall thereupon be released by Tenant from all liability for the return of such security.

56.4    Tenant agrees that it shall not assign or encumber the funds deposited as security hereunder.

56.5    Tenant may initially deposit a cash security deposit and then substitute same with a letter of credit otherwise complying with the provisions of this Lease, and Landlord shall, within five (5) Business Days thereafter, return to Tenant its cash security deposit.

57.    HOLDOVER

Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules, the stay provisions of the Real Property Actions and Proceedings Law, and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Lease. Tenant acknowledges that the timely surrender by Tenant of the Premises upon the expiration of the term of this Lease is an important inducement to Landlord in entering into this Lease. If the Premises are not surrendered within forty-five (45) days after the termination of this Lease, Tenant hereby indemnifies Landlord against liability, including, without limitation, all reasonable attorneys’ fees incurred by Landlord and related expenses, resulting from the delay by Tenant in so surrendering the Premises, and including any claims made by any succeeding tenant or prospective tenant founded upon such delay. In the event Tenant remains in possession of the Premises after the termination of this Lease, without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a tenant from month to month, at a monthly rental equal to one-and-one-half (1 1⁄2) times the Fixed Rental payable during the last month of the term for the first sixty (60) days after the Expiration Date and two (2) times such Fixed Rental thereafter, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy and Tenant shall also pay the Additional Rental that was due hereunder during the last month of the term. Tenant acknowledges that the monthly rental payable to Landlord during the period Tenant holds over past the term of this Lease is not a penalty and constitutes the fair value of the Premises for the applicable holdover period. Tenant’s obligations under this Article shall survive the termination of this Lease. Except as expressly set forth in this Article 57, Tenant shall not be liable to Landlord for any consequential damages incurred by Landlord as a result of Tenant holding over past the term of this Lease or for any other reason with respect to this Lease. Nothing contained in this Article shall be construed to mean that Landlord has given permission for Tenant or anyone else who occupies the Premises to remain on in the Premises as a monthly tenant. No holding-over by Tenant shall operate to extend the term of this Lease or create any tenancy other than a month-to-month tenancy at will.

58.    APPLICABLE LAW

This Lease shall be governed in all respects by the laws of the State of New York. Tenant hereby specifically consents to jurisdiction in the State of New York in any action or proceeding arising out of this Lease and/or the use and occupation of the Premises and waives any right to trial by jury and the right to interpose any counterclaim in any summary proceeding commenced by Landlord other than a compulsory counterclaim. If Tenant at any time after the date of the execution hereof or during the term hereof shall not be a New York partnership or a New York corporation or a foreign corporation qualified to do business in New York State, Tenant shall designate in writing an agent in New York County for service of process under the laws of the State of New York for the entry of a personal judgment against Tenant. Tenant, by notice to Landlord, shall have the right to change such agent, provided that at all times there shall be an agent in New York County for service. In the event of any revocation by Tenant of such agency, such revocation shall be void and have no force and effect unless and until a new agent has been designated for service and Landlord notified to such effect. If any such agency designation shall require a filing in the office of the Clerk of the County of New York, same shall be promptly accomplished by Tenant, at its expense, and a certified copy transmitted to Landlord. Landlord and Tenant hereby waive trial by jury in any action arising under this Lease.

59.    HAZARDOUS MATERIALS

Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the Premises or the Building, except for commercially reasonable amounts of cleaning products and other products normally used in connection with the operation of a Tenant’s business, provided they are used and stored in compliance with applicable laws. “Hazardous Materials,” as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing.

60.    ROOF DECK

60.1    Throughout the term of this Lease, Tenant shall have the non exclusive right to access and use the deck located on the roof of the Building (“Roof Deck”) at no additional cost to Tenant but subject to the following: Tenant’s right to access and use the Roof Deck shall be non exclusive and Tenant shall not interfere with Landlord’s and other tenants’ or occupants of the Building or their respective officers, employees, agents or business invitees’ rights, to the extent provided in this Lease, to access and use the Roof Deck. Prior to Tenant’s accessing the Roof Deck for any reason, all of Tenant’s insurance (as required by this Lease) shall include the Roof Deck as an additional location of Tenant’s operations. Tenant shall use the common area stairs to gain access to the Roof Deck. No alterations of any kind shall be performed by or on behalf of Tenant to the Roof Deck except with the consent of Landlord as provided in this Lease. Without limiting the foregoing, Tenant shall not, without Landlord’s consent in accordance with this Lease, install any antennas, generators, satellite dishes, transmitters, flags, signs, awnings, or other projections on, from or over the Roof Deck. Tenant and Tenant’s employees, guests and invitees shall use the Roof Deck at their own risk. Tenant shall clean and maintain the roof deck at Tenant’s sole cost and expense, except to the extent that such clean and/or maintenance is necessitated by someone other than Tenant or Tenant’s officers, or employees, or their business invitees, but, subject to the other provisions hereof, Landlord shall remain liable for the roof structure and the roof membrane. Tenant’s right of access and use of the Roof Deck is strictly limited to Tenant and any subtenant, Deck Space User, and their officers, employees, and their business invitees. Except as provided in this Article 60, Tenant may use the Roof Deck for any lawful purposes; provided that (x) Tenant shall not permit smoking on the Roof Deck, (y) Tenant shall not sell liquor to invitees on the Roof Deck, and (z) Tenant shall not play amplified music on the Roof Deck such that same results in tenants of the Building or residents of neighboring buildings making complaints with respect to the volume thereof. If Tenant violates any of the foregoing restrictions, Tenant shall immediately cease such offending conduct upon notice from Landlord or, with respect to the situation described in (z) above, upon notice from such other tenants or neighboring residents. Tenant shall comply with all applicable laws with respect to its use of the Roof. Tenant may serve and consume food on the Roof Deck in connection with office parties for Tenant, its subtenant, Deck Space Users, any Related Entity and its employees, and functions designed for marketing and/or gatherings of Tenant’s, its subtenant’s, Desk Space Users’ and its Related Entity’s clients provided and on condition that in connection therewith, Tenant complies with this Lease and any and all applicable laws, codes, rules and regulations. Tenant shall, at Tenant’s sole cost and expense, obtain any licenses and permits required for Tenant’s use of the Roof Deck. This Lease is in no way contingent upon Tenant obtaining any such licenses or permits or any licenses or permits of any kind or upon Tenant’s ability to access and use the Roof Deck. Tenant shall not use the Roof Deck in a hazardous manner or in violation of any applicable zoning law, ordinance, building code, or other law or in a manner that would cause physical damage to any portion of the roof, room membrane or any other portion of the Building. If Tenant installs any furniture on the Roof Deck, Tenant shall attach any and all furniture, tables, equipment and other personal property of any kind in a manner so as not to damage the roof or the roof membrane and so as to secure such items so that they do not blow off or fall off of the Roof Deck. Landlord assumes no responsibility whatsoever for safeguarding any such items or for the damage, destruction or theft thereof. No furniture, tables, equipment or other personal property shall at any time be located within five (5) feet of the perimeter of the Roof Deck. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove all of Tenant’s furniture, tables, equipment and other personal property from the Roof Deck and Building and repair any damage to the Building (including, without limitation, the Roof Deck) caused by such removal. In no event shall Landlord grant any rights to use the Roof Deck other than to the existing tenant/occupants of the 2nd floor of the Building and Landlord and Landlord’s employees, agents and invitees (solely for the purposes of performing work and making inspections). Further, as of the date hereof the only parties other than Tenant and Landlord (for the above purposes) that may use the Roof Deck are the existing tenant/occupants of the 2nd floor of the Building, and, at such time as the existing lease of the 2nd floor terminates, no other Building tenant or occupant shall have access to or rights to use the Roof Deck, and Tenant’s rights thereto shall be exclusive except for Landlord’s rights described in this Paragraph. If Landlord is required to make repairs to and/or replace the roof or any portion thereof, Landlord and Landlord’s agents and contractors shall have access to all or a portion of the roof to perform such work and Landlord may temporarily suspend Tenant’s access to the roof. Such suspension shall be without liability to Landlord, shall not entitle Tenant to any rent abatement, nor otherwise reduce Tenant’s obligations under this Lease.

61.    NOTICES

Any notice or demand which, under the terms of this Lease or under any statute, must or may be given or made by the parties hereto, shall be in writing, and shall be given or made by mailing the same by certified mail, return receipt requested, by a nationally recognized overnight courier service, or by personal delivery, addressed to the parties at their respective address set forth in the opening paragraph (but from and after the date that Tenant commences its business operations at the Premises, then addressed to Tenant at the Premises), in either case, such Notice to Tenant must be to the attention of Mr. Rob Walston, CEO, with a copy of any notice to Landlord to be delivered simultaneously in the same manner to Landlord’s attorneys, Gerstein Strauss & Rinaldi LLP, 57 West 38th Street, 9th floor, New York, New York 10018, Attention: Jonathan Henry Gerstein, Esq. and with a copy of any notice to Tenant to be delivered simultaneously in the same manner to Tenant’s attorneys, Loeb & Loeb, LLP, 345 Park Avenue, New York, NY 10154 Attn: Scott I. Schneider, Esq. Either party, however, may designate in writing such new or other address to which such notice or demand shall thereafter be so given, made or mailed. Any notice given hereunder shall be deemed delivered on the third (3rd) day after the notice is deposited in a United States General branch post office, maintained by the United States Government in the City of New York, enclosed in a certified, prepaid wrapper addressed as hereinbefore provided, or on the next business day after delivery to a nationally recognized overnight courier service, or, if sent by hand, on the date the same is actually delivered.

62.    ADDENDUM TO ARTICLE 16 – BANKRUPTCY

62.1    If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. (the “Bankruptcy Code”) to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person’s future performance under the Lease. including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant not later than twenty (20) days after receipt by Tenant, but in no event later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be paid by such person for the assignment of this Lease.

62.2    Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

62.3    Nothing contained in this Article shall, in any way, constitute a waiver of the provisions of this Lease relating to assignment. Tenant shall not, by virtue of this Article, have any further rights relating to assignment other than those granted in the Bankruptcy Code.

62.4    Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

62.5    The term “Tenant,” as used in this Article, includes any trustee, debtor in possession, receiver, custodian or other similar officer.

63.    RENT CONTROL

In the event the Fixed Rental or Additional Rental or any part thereof provided to be paid by Tenant under the provisions of this Lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any federal, state, county or city law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then, to the extent permitted by applicable law, Tenant, within thirty (30) days after request by Landlord, shall, in writing, lawfully agree that the rentals herein reserved are a reasonable rental and agrees to continue to pay said rentals.

64.    REPAIRS

64.1    Notwithstanding anything contained in Articles 3, 4, 6 or elsewhere in this Lease, all repairs and other work which Tenant is required to perform under any provision of this Lease and which Tenant fails to perform may be performed by Landlord at Tenant’s cost, provided, however, that Tenant shall have fifteen (15) days’ notice prior to Landlord’s undertaking of any non-emergency repair which Landlord intends to undertake. Tenant shall be permitted to perform such non-emergency repair if it diligently pursues the undertaking thereof within such fifteen (15) day period and continues diligently to complete the same after Landlord’s notice referenced in the first sentence of this Section 64.1. If Landlord undertakes any such repairs and/or other work in accordance herewith, Tenant shall pay the cost of such repairs and/or other work, as Additional Rental, within ten (10) days after rendition of a statement therefor by Landlord.

64.2    In addition to Tenant’s obligations under Article 4, Tenant, at its sole cost and expense, shall take good care of the Premises and all improvements, and internal distribution of air conditioning and heating systems used by Tenant within the Premises, internal distribution of building systems used by Tenant within the Premises, fire and safety systems within the Premises, and personal property located therein or throughout the Building, including, without limitation, all fixtures, machinery, equipment and all other personal property and stock purchased by Tenant or used in connection with the operation of its business at the Premises (all of the foregoing being hereinafter collectively referred to as “Repair Property”), and Tenant shall make all necessary repairs to the Premises and/or Repair Property in accordance with the provisions contained herein, whether ordinary, extraordinary, foreseen, or unforeseen, provided, however, that Tenant shall not be obligated to make any repairs to the extent that the same is necessitated by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Notwithstanding anything herein to the contrary, but subject to the provisions of the following sentence, Landlord shall, at its cost, maintain the building systems themselves, but Tenant shall be responsible for any internal distribution of same up to but not including the main panels or main connection points to the Premises or main lines that run through the Premises. Nevertheless, (and without limiting (a) Tenant’s other obligations under this Section 64.2 with respect to the Premises and Repair Property or, (b) Tenant’s other obligations under the other provisions of this Lease), subject to Sections 51.4 and 51.5 hereof, any damage to the Building (including, without limitation, the roof), interior and exterior, arising from or caused by the negligence or willful misconduct of Tenant (or its agents, servants, employees, invitees or contractors) shall be the liability of Tenant.

64.3    Tenant shall, at its sole cost and expense, operate and maintain the HVAC units (one per floor of the Premises) that exclusively serve the Premises (collectively, the “Unit”) in accordance with the provisions of this Article. Such maintenance obligations shall be performed throughout the term of this Lease, on Tenant’s behalf and at Tenant’s expense, by a reputable HVAC maintenance company, first reasonably approved by Landlord. Notwithstanding the foregoing, Tenant’s sole obligation to maintain the Unit shall be the periodic cleaning and/or replacement of filters, replacements of fuses and belts, the calibration of thermostats and all startup and shut down of the Unit which are typically included in a standard maintenance contract. Landlord shall, at its sole cost and expense, perform any and all other necessary repairs to the Unit and any needed replacements of the Unit. The Unit, the components of the Unit and any replacements thereof shall be and remain at all times the property of Landlord, and Tenant shall surrender the Unit (including, without limitation, its components) and all replacements thereof in good working order, to Landlord on the Expiration Date reasonable wear and tear excepted, and subject to Landlord’s obligations to make needed repairs and replacements of such Unit. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease. Without limiting the obligations of Landlord under this Section 64.3, Tenant may authorize repairs to the HVAC Unit of up to $5,000 per occurrence without the consent of Landlord, and Tenant will submit such invoice to Landlord for prompt payment, and if not paid to Tenant within fifteen (15) days, Tenant may offset such cost of repair against the next installment of Fixed Rental and Additional Charges due under this Lease.

64.4    When used in this Article, the term ‘‘repairs” shall include replacements and substitutions of all property when necessary, of a quality, class and value at least equal to the property replaced or substituted.

64.5    Anything contained in this Lease to the contrary notwithstanding, Tenant acknowledges that it shall be Tenant’s responsibility to clean (subject to applicable legal requirements) the windows and window frames in the Premises, and any and all interior bathrooms within the Premises at Tenant’s sole cost and expense. Landlord shall be responsible for the repair and replacement of all windows (and shall replace same as necessary) unless, subject to Articles 51.4 and 51.5, the same is necessitated by the negligence or willful misconduct of Tenant, and, except as aforesaid, keep the windows leak free.

Nothing contained herein shall obligate Tenant to make any structural repairs to the Premises except, subject to Articles 51.4 and 51.5, if caused by or resulting from the negligence or willful misconduct of Tenant, Tenant’s employees, contractors, invitees or licensees. Tenant acknowledges that it shall be Tenant’s responsibility to repair any leaks in the bathrooms or emanating through the windows or walls in the Premises. The obligation to repair any other leaks in the pipes servicing the Premises shall be that of Landlord, except if the same are caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s employees, contractors, invitees or licensees.

65.    CONDITIONAL LIMITATION

If Tenant shall default beyond all applicable notice and cure periods in the payment of the rent reserved herein, or any items of Additional Rental herein mentioned, or any part of either, during any two (2) months, whether or not consecutive, in any twelve (12)-month period, and

Landlord served upon Tenant petitions and notices of petition to dispossess Tenant by summary proceedings in each such instance, then, notwithstanding that such defaults may have been cured prior to the entry of a judgment against Tenant, any further default in the payment of any moneys due Landlord hereunder which shall continue for more than ten (10) days after written notice thereof shall be deemed to be deliberate, and Landlord may thereafter serve a written five (5) days’ notice of cancellation of this Lease, and the term hereunder shall end and expire as fully and completely as if the expiration of such five (5)-day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as elsewhere provided in this Lease.

66.    LANDLORD’S SERVICES

66.1    Landlord shall furnish Tenant with the following services:

66.1.1    Non-exclusive passenger elevator service during regular hours (that is, between the hours of 8:00 a.m. and 6:00 p.m. (“Regular Hours”) of Business Days (which term is used to mean all days except Saturdays, Sundays, those days that are observed by the State or Federal governments as legal holidays, and those days designated as holidays by the applicable building service union employees’ contract) through the year (“Business Days”). Notwithstanding the foregoing, subject to force majeure, to Section 66.4 of this Lease, and to applicable law, Landlord shall make available at least one passenger elevator for use 24 hours a day, seven days a week, 365 days a year. There shall be no use of the passenger elevator at any time whatsoever for construction deliveries or move-in or move-out.

66.1.2    Furnish cold water for lavatory, pantry, kitchen (if existing on the Commencement Date) and office cleaning purposes. Tenant, at Tenant’s sole cost and expense, shall have the right to install a hot water heater to provide hot water to the Premises. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees to Landlord installing a meter or meters or other means to measure Tenant’s additional water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord’s cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord on demand for the cost of all additional water consumed, as measured by said meter or meters or as otherwise measured, including sewer rents.

66.2    Tenant shall clean and maintain the Premises at Tenant’s sole cost and expense and shall contract directly with a cleaning company designated by Landlord and paid for by Tenant. All waste and garbage shall be removed from the Premises to the outside of the Building, at Tenant’s sole cost and expense, on a daily basis, by a private sanitation company independently contracted for and paid for by Tenant and designated by Landlord. Tenant shall not store any garbage, cartons or inventory outside of the Premises. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governmental, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law.

66.3    INTENTIONALLY DELETED

66.4    Provided that such use is permitted by applicable laws and by Landlord’s insurance carriers, Tenant shall have the non-exclusive right to use, at Tenant’s sole risk, the fire stairwells connecting any contiguous floors of the Premises as internal circulation stairs, and (subject to compliance by Tenant with all applicable provisions of this Lease and to the extent permitted by applicable law) to install and maintain security devices therein on the doors providing access to the Premises; provided, that (A) Tenant shall comply with any reasonable rules and regulations adopted by Landlord from time to time in respect of such use (it being acknowledged that such rules and regulations may include requirements to install in such stairwells on the doors providing access to the Premises card readers and/or other security devices), (B) Tenant shall comply with all requirements of law and of Landlord’s insurance carriers in respect of such use, (C) Landlord shall not be required to bear any cost or expense in order to enable Tenant to so use the fire stairwells, (D) Tenant shall not block the stairwells or limit access thereto, and (E) Landlord shall have no liability for any injury or death resulting from Tenant’s use of such fire stairwells and Tenant shall indemnify Landlord from and hold Landlord harmless from and against any liability, damages, settlement payments, costs and expenses (including, without limitation, legal fees incurred in defending any claim or in enforcing this indemnity) resulting from Tenant’s (or its employees, agents or invitees) use of the stairwell or installation of any such security system. If a violation is issued by any governmental authority as a result of Tenant’s use of the stairwells, Tenant shall immediately cure such violations, pay any fines or penalties resulting therefrom and, if required by the applicable governmental authority, cease to use the stairwells, except for emergencies.

66.5    Landlord reserves the right, without any liability to Tenant, except as otherwise set forth herein, to stop operating any of the heating, ventilating, electric, sanitary, elevator, or other Building systems serving the Premises, and to stop the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary by reason of accidents, emergencies, strikes, or the making of repairs or changes that Landlord is required by this Lease or by law to make or in good faith deems necessary, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor, or supplies, or by reason of any other cause beyond Landlord’s reasonable control. Notwithstanding anything to the contrary contained in this Section 66.5, should there be a lack of services or repairs to be provided by Landlord to the Premises or Tenant pursuant to the terms of this Lease that causes Tenant to be reasonably unable to conduct its business in all (or at least one full floor) of the Premises, and provided that (x) Tenant entirely ceases operating its business in and vacates all (or at least one full floor) of the Premises, (y) Tenant shall give Landlord written notice prior to Tenant’s vacating of all (or at least one full floor of) the Premises, and (z) Landlord’s inability to provide services or repairs is not a result of Tenant’s negligence or willful misconduct or force majeure or breach by Tenant of the terms of this Lease, and should the lack of services or repairs and the inability to conduct business continue for a period in excess of five (5) consecutive Business Days, Tenant, as Tenant’s sole remedy under this Lease by reason of such lack of services, shall be entitled to an equitable abatement of rent for the period from the day immediately following the expiration of such five (5) business day period to the day that is the first to occur of (A) the resumption of services to the Premises, (B) Tenant’s resumption of its business in the affected portion of the Premises and (C) Tenant’s resumption of occupancy of the affected portion of the Premises. The foregoing provisions shall not apply in the event of the damage or destruction of the Building in whole or in part, in which event the provisions of Article 9 of the Lease shall govern.

67.    TENANT’S ALTERATIONS

67.1    Tenant may, without the consent of Landlord, from time to time during the term of this Lease and at Tenant’s sole expense, make such alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively called changes and, as applied to changes provided for in this Article, Tenant’s Changes) in and to the Premises, the estimated cost of which does not exceed $100,000.00 (exclusive of the costs of painting, carpeting and other decorating work, computer and telco wiring and cabling and of any architect’s and engineer’s fees), as Tenant may reasonably consider necessary for the conduct of its business therein, on the following conditions:

67.1.1    the outside appearance (except for the alterations described in Articles 85, 88 and 89 of this Lease) or strength of the Building, or of any of its structural parts, shall not be affected;

67.1.2    except for the alterations described in Articles 85, 88 and 89 of this Lease, no part of the Building outside of the Premises shall be physically affected;

67.1.3    the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building (other than that which exclusively services the Premises) shall not be adversely affected (except to a de minimis extent), and the usage of such systems by Tenant shall not be increased in excess of its design specifications;

67.1.4    except for the alterations described in Article 89 hereof, before proceeding with any change either costing in excess of $100,000.00 (exclusive of the costs of painting, carpeting and other decorating work, computer and telco wiring and cabling and of any architect’s and engineer’s fees), or involving any change to the mechanical, electrical, sanitary, HVAC and/or other service systems (other than that which exclusively services the Premises), irrespective of cost, Tenant shall submit to Landlord, for Landlord’s prior approval, plans and specifications for the work to be done, drawn by a registered architect or duly licensed engineer, which approval shall not be unreasonably withheld, delayed or conditioned. Landlord’s failure to consent or disapprove Tenant’s plans and specifications within ten (10) Business Days in the case of Tenant’s Initial Installations (or fifteen (15) Business Days in the case of any other Tenant’s Changes) after receipt thereof shall be deemed consent, provided that Tenant’s written request for consent contains a statement in bold letters to the effect that if Landlord fails to respond to Tenant’s request within ten (10) Business Days, or, if applicable as aforesaid, fifteen (15) Business Days, Landlord shall be deemed to have consented to the request. Landlord shall state its objections with reasonable specificity and the portions of the plans and specifications not objected to shall be deemed approved. Without limiting the generality of the foregoing, Tenant shall cause to be prepared all drawings, plans and specifications, and all other reports, applications and materials, required by the Department of Buildings of the City of New York, the New York City Landmarks Preservation Commission (the “Landmarks Commission”), the Department of Labor and any other governmental authorities having jurisdiction with respect to Tenant’s Changes and any permits and special licenses (to the extent available for such stage of the Work) which may be required for or in connection with Tenant’s Changes or the permitted use. Any and all filings of such drawings, plans, specifications, reports, applications and other materials with the Department of Buildings of the City of New York, the Department of Labor and any other governmental authorities having jurisdiction shall be made solely by Tenant at Tenant’s sole cost and expense. Landlord shall reasonably cooperate with Tenant in connection with the execution and delivery of documents necessary to obtain work permits. Nothing herein shall be deemed to, or operate to create any liability or other obligation on the part of Landlord in the event that any such filings shall not be approved by the Department of Buildings of the City of New York or any other governmental authority having jurisdiction, unless caused by Landlord’s failure to reasonably cooperate with Tenant’s requests or by reason of the existence of violations against any other portion of the Building caused by Landlord as opposed to by Tenant or another Building tenant.

67.2    Before commencing any work (other than Tenant’s Initial Installations) the cost of which exceeds $250,000.00 in the aggregate, Tenant shall furnish to Landlord such bonds for payment and completion or such other security for completion thereof and payment therefor as Landlord shall require and in such form as is satisfactory to Landlord and in an amount which will be one hundred twenty percent (120%) of Landlord’s estimate of the cost of performing such work.

67.3    Prior to the commencement of any work to the Premises, Tenant shall obtain from its contractor and all subcontractors performing work or delivering material to the Premises, and deliver to Landlord, written acknowledgements that (a) the work is being performed only at the request of Tenant, and not at Landlord’s request, and (b) Landlord is not deriving any benefit from the performance or completion of the work, and (c) that Landlord is not responsible for the payment for the work being performed.

67.4    Tenant shall, at its expense, obtain all necessary governmental licenses, permits and certificates for the commencement and prosecution of Tenant’s Changes, and, upon completion, obtain all necessary signoffs and certificates of acceptance and completion which may be required from such governmental authorities, and Tenant shall cause Tenant’s Changes to be performed in compliance with such licenses, permits and certificates, as well as with all applicable laws, codes, ordinances, regulations and requirements of public authorities (including, without limitation, the Landmarks Commission) and all applicable standards and requirements of insurance bodies, the New York Board of Fire Underwriters, the National Electric Code, the Occupational Safety and Health Administration, the American Society of Heating, Refrigeration and Air Conditioning Engineers, I.S.O., and any similar or successor bodies thereto, in a good and workmanlike manner, using new materials and equipment of a quality and class at least equal to the original installations in the Premises. Tenant’s Changes shall be performed during the hours of 8:00 a.m. to 6:00 p.m. on days other than Saturdays, Sundays and holidays (and at such other times as Landlord may consent, which consent shall not be unreasonably withheld, delayed or conditioned) in such a manner as not to interfere (except to a de minimis extent) with the operation of the Building or has an adverse effect on other tenants of the Building and (unless Tenant shall indemnify Landlord therefor to the latter’s reasonable satisfaction), so as not to impose any additional expense upon Landlord in the maintenance or operation of the Premises, and so as not to interfere with the safety, use, occupancy, comfort or quiet enjoyment of any other tenant or occupant of the Building. If Landlord incurs any third party out-of-pocket costs or expenses in connection with the performance of Tenant’s Changes, Tenant shall reimburse Landlord for the third party actual out-of-pocket costs and expenses incurred by Landlord. Throughout the performance of Tenant’s

Changes, Tenant shall, at its expense, carry, or cause to be carried, builder’s risk insurance, insuring against loss from fire, vandalism or other risks as are customarily covered by a broad-form extended coverage endorsement on a completed value basis for the full insurable value at all times, workers’ compensation insurance in statutory limits, and general liability insurance for any occurrence in or about the Building, all as set forth in, and written by insurance companies described in, Article 51 hereof. All such insurance policies (other than the workers’ compensation) shall name Landlord and its agents as additional parties insured, and shall be in commercially reasonable limits given the trade. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of Tenant’s Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant’s Changes. Tenant shall not cause damage to the Building, building systems or any personal property of Landlord or any other tenant or occupant of the Building, and in the event of any such damage will promptly repair any such damage to Landlord’s satisfaction. If any of Tenant’s Changes shall involve the removal of any fixtures, equipment, or other property in the Premises that are not Tenant’s Property, such fixtures, equipment, or other property shall be, upon Landlord’s request, stored and preserved, and returned to Landlord upon the expiration or sooner termination of this lease. All electrical and plumbing work in connection with Tenant’s Changes shall be performed by contractors or subcontractors licensed therefor by all governmental agencies having or asserting jurisdiction, and subject to Landlord’s reasonable approval. Landlord’s failure to consent or disapprove of a contractor or subcontractor within ten (10) days after receipt of Tenant’s written request for consent shall be deemed consent, provided that Tenant’s written request for consent contains a statement in bold letters that Landlord’s failure to respond to Tenant’s request within ten (10) days shall be deemed consent.

67.5    Tenant shall pay to Landlord or its designee, within thirty (30) days after demand, all reasonable third party out-of-pocket costs and expenses actually incurred by Landlord in connection with Tenant’s Changes, including the costs incurred in connection with Landlord’s review of the Tenant Changes (including review of requests for approval thereof).

67.6    Upon Landlord’s written request therefor, Tenant, at its sole cost and expense, shall: (i) furnish evidence satisfactory to Landlord that all of Tenant’s Changes have been completed and paid for in full and that any and all liens therefor that have been filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction, or otherwise), and that no security interests relating thereto are outstanding; (ii) pay Landlord for the cost of any Tenant’s Changes done for Tenant by Landlord, and all other charges due hereunder; (iii) to the extent not previously provided, furnish to Landlord the certificates of insurance required by this Lease; and (iv) if an architect has been used, furnish an affidavit in the form recommended by the American Institute of Architects from Tenant’s registered architect certifying that all work performed in the Premises is substantially in accordance with the plans and specifications.

67.7    Tenant shall, at its expense and with diligence and dispatch, procure the cancellation or discharge of all notices of violation arising from, or otherwise connected with, Tenant’s Changes that shall be issued by the Department of Buildings of the City of New York, the Landmarks Commission, or any other public or quasi-public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save Landlord harmless from and against any and all notices of violation and mechanic’s and other liens filed in connection with Tenant’s Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of the Premises, and against all costs, expenses and liabilities incurred in connection with any such lien, security interest, conditional sale, or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of, by bonding, payment or otherwise, all such liens within thirty (30) days after Landlord makes written demand therefor. Notice is hereby given that neither Landlord, Landlord’s agents, nor any mortgagee shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord, or any mortgagee in and to the Premises or the Building.

67.8    Tenant agrees that the exercise of its rights pursuant to the provisions of this Article shall not be done in a manner that would, in the reasonable judgment of Landlord: (a) create any work stoppage, picketing, labor disruption, or dispute; or (b) violate the Building’s union contracts affecting the Land and/or Building or Landlord’s union and/or service contracts, if any, affecting the Premises. In the event of the occurrence of any condition described above arising from Tenant’s exercise of any of its rights pursuant to the provisions of this Section 67.8, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. In the event that Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this Lease and pursuant to law, shall have the right to seek an injunction.

67.9    Any approval or consent by Landlord shall in no way obligate Landlord in any manner whatsoever in respect to the finished product designed and/or constructed by Tenant, nor be deemed a representation or warranty of Landlord as to the adequacy or sufficiency of any matter approved or consented to for Tenant’s purposes or otherwise. Any deficiency in design or construction, although approved by Landlord, shall be solely the responsibility of Tenant.

67.10    Landlord shall have the right to inspect Tenant’s work during Regular Hours on Business Days to verify compliance by Tenant with the provisions of this Article.

67.11    For Tenant’s Changes, Tenant must use Landlord’s expediter (William Vitacco, Jr.), at Tenant’s expense, for all filings and for the obtaining of all permits.

68.    SUBORDINATION AND ATTORNMENT

68.1    Except as otherwise set forth herein, this Lease and all rights of Tenant hereunder are, and shall be, subject and subordinate to: (i) all present and future ground leases, operating leases, superior leases, underlying leases and grants of term of the land on which the Building stands (“Land”) and the Building or any portion thereof (collectively, including the applicable items set forth in subdivision (iv) below, the “Superior Lease”); (ii) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect the Land, the Building or the Superior Lease (collectively, including the applicable items set forth in subdivisions (iii) and (iv) below, the “Superior Mortgage”) whether or not the Superior Mortgage shall also cover other lands or buildings or leases, except that a mortgage on the Land only shall not be a Superior Mortgage so long as there is in effect a Superior Lease which is not subordinate to such mortgage; (iii) each advance made or to be made under the Superior Mortgage; and (iv) all amendments, modifications, supplements, renewals, substitutions, refinancings and extensions of the Superior Lease and the Superior Mortgage and all spreaders and consolidations of the Superior Mortgage. The provisions of this Article shall be self-operative and no further instrument of subordination shall be required. Tenant shall promptly execute and deliver, at its own expense, any instrument in form and substance reasonably satisfactory to Tenant, in recordable form, if requested, that Landlord, the Superior Lessor or the Superior Mortgagee may reasonably request at any time and from time to time to evidence such subordination. The Superior Mortgagee may elect that this Lease shall be deemed to have priority over such Superior Mortgage, whether this Lease is dated prior to, or subsequent to, the date of such Superior Mortgage. If, in connection with obtaining, continuing or renewing of financing for which the Building, Land or the interest of the lessee under the Superior Lease represents collateral, in whole or in part, the Superior Mortgagee shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder (other than to a deminimis extent), diminish the rights of Tenant hereunder, or cause a change in Tenant’s financial obligations hereunder.

68.2    Notwithstanding the provisions of Section 68.1, Landlord shall obtain from the holder of any present or future Superior Mortgage an agreement (a “Non-Disturbance Agreement”) in recordable form between the holder of the Superior Mortgage and Tenant providing in substance that so long as Tenant shall not be in default under this Lease beyond any applicable grace and notice periods given to Tenant to cure such default, that the holder of such Superior Mortgage shall not name or join Tenant as a party defendant or otherwise in any suit, proceeding or action to enforce the Superior Mortgage, nor will this Lease be terminated by enforcement of any rights given to such holder of the Superior Mortgage or its successors or assigns pursuant to the terms, covenants or conditions contained in the Superior Mortgage (including the foreclosure of the same) or otherwise disturb the right of Tenant to the quiet enjoyment of the Premises in the event of the enforcement of the terms of the Superior Mortgage by such holder (including the foreclosure of the same); except that to the extent required by law, Tenant may be named in such proceeding so long as the relief requested does not contravene the provisions of this Section. Tenant shall join in any reasonable agreement issued by the holder of the Superior Mortgage to evidence its agreement and consent thereto, provided that any such Non-Disturbance Agreement shall not increase the obligations (other than to a deminimis extent) or reduce the rights of Tenant under this Lease or increase the rights or reduce the obligations of Landlord under this Lease. Landlord must, as a condition to the occurrence of the Commencement Date, unless waived by Tenant in writing, obtain a Non-Disturbance Agreement from the holder of any existing Superior Mortgage and Superior Lease. Anything contained in this Lease to the contrary notwithstanding, if Landlord shall be unable to obtain a Non-Disturbance Agreement from the holder of a future Superior Mortgage, then this Lease shall nevertheless remain in full force and effect on all of its terms, the obligations of Tenant hereunder shall not be reduced or affected, and Landlord shall have no liability to Tenant by reason of Landlord’s inability to obtain the same, but in such event this Lease shall not be subordinate to such Superior Mortgage. In connection with Landlord’s attempts to obtain a Non-Disturbance Agreement from any holder of any Superior Mortgage, Landlord shall in no event be required to (x) make any payment to the holder of any Superior Mortgage or to incur any expense other than the reasonable attorneys’ fees in connection with such holder’s review of this Lease and the preparation of such agreement (it being understood and agreed that Landlord shall pay the entire cost of such attorneys’ fees), or (y) alter any of the terms of any Superior Mortgage, or (z) commence any action against any holder of a Superior Mortgage.

68.3    Notwithstanding the provisions of Section 68.1, Landlord shall obtain from the holder of any future Superior Lease an agreement in recordable form between the holder of the Superior Lease and Tenant and in form reasonably satisfactory to Tenant and providing in substance that so long as Tenant shall not be in default under this Lease beyond any notice and grace periods given to such Tenant to cure such default, that the holder of such Superior Lease shall not name or join Tenant as a party defendant or otherwise in any suit, proceeding (including any summary proceeding) or action to enforce the Superior Lease nor will this Lease be terminated by enforcement of any rights given to such holder of such Superior Lease or its successors or assigns pursuant to the terms, covenants or conditions contained in the Superior Lease or otherwise disturb the right of Tenant to the quiet enjoyment of the Premises in the event of the termination of the Superior Lease. Notwithstanding anything in this Lease to the contrary, a Superior Lease entered into after the date hereof shall not be superior to this Lease and this Lease shall not be subordinate to such Superior Lease if the holder thereof did not deliver to Tenant a Non-Disturbance Agreement, and this Lease shall remain in full force and effect notwithstanding the fact that a Non-Disturbance Agreement was not issued by the holder of such future superior Lease, and Landlord shall have no liability to Tenant by reason thereof. Tenant shall join in any agreement consistent with the terms of this Lease issued by the holder of the Superior Lease to evidence Tenant’s agreement and consent thereto, provided that any such agreement shall not increase the obligations (other than to a deminimis extent) or reduce the rights of Tenant under this Lease or increase the rights or reduce the obligations of Landlord under this Lease, and such agreement is on terms otherwise reasonably satisfactory to Tenant. In connection with Landlord’s attempts to obtain a Non-Disturbance Agreement from any holder of any future Superior Lease, Landlord shall in no event be required to (x) make any payment to the holder of any future Superior Lease or to incur any expense other than the reasonable attorneys’ fees in connection with such holder’s review of this Lease and the preparation of such agreement (it being understood that Landlord shall pay the entire cost of such attorneys’ fees), or (y) alter any of the terms of any future Superior Lease, or (z) commence any action against any holder of a future Superior Lease.

68.4    Landlord hereby notifies Tenant that, except in connection with the enforcement of Tenant’s rights or as otherwise expressly provided herein, this Lease may not be voluntarily cancelled or surrendered, or modified or amended so as to reduce the Fixed Rental or Additional Rental, shorten the term or adversely affect in any other respect, to any material extent, the rights of Landlord hereunder, and that Landlord may not accept prepayments of any installments of Fixed Rental or Additional Rental except for prepayments in the nature of security for the performance of Tenant’s obligations hereunder without the consent of any Superior Lessor or Superior Mortgagee in each instance, except that said consent shall not be required for the prosecution of any action or proceedings against Tenant by reason of a default under the terms of this Lease.

68.5    Subject to the other provisions hereof, if, at any time prior to the termination of this Lease, any Superior Lessor or Superior Mortgagee or any other person or the successors or assigns of the foregoing (collectively referred to as “Successor Landlord”) shall succeed to the rights of Landlord under this Lease, Tenant agrees, at the election and upon request of any such Successor Landlord, to fully and completely attorn to and recognize any such Successor Landlord, as Tenant’s Landlord under this Lease upon the then executory terms of this Lease, provided such Successor Landlord shall agree in writing to accept Tenant’s attornment. Subject to the other provisions hereof, the foregoing provisions of this subparagraph shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Provided Tenant has received a Non-Disturbance Agreement from such party, upon the request of any such Successor Landlord, Tenant shall execute and deliver, from time to time, instruments satisfactory to any such Successor Landlord in recordable form, if requested, to evidence and confirm the foregoing provisions of this subparagraph, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Subject to the terms of a Non-Disturbance Agreement and except as otherwise set forth herein, upon such attornment this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then executory terms of this Lease except that such Successor Landlord shall not be: (i) liable for any previous act or omission or negligence of Landlord under this Lease but such Successor Landlord shall be liable to correct any continuing defaults; (ii) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord; (iii) bound by any previous modification or amendment of this Lease made after notice to Tenant of the granting of such senior interest, or by any previous prepayment of more than one month’s Fixed Rental or Additional Rental, unless such modification or prepayment shall have been approved in writing by any Superior Lessor or Superior Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease; (iv) obligated to repair the Premises or the Building or any part thereof, in the event of total or substantial damage beyond such repair as can reasonably be completed with the net proceeds of insurance actually made available to Successor Landlord, provided all insurance to be maintained by the Landlord hereunder is thus maintained; or (v) obligated to repair the Premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be completed with the net proceeds of any award actually made available to Successor Landlord, or consequential damages allocable to the part of the Premises or the Building not taken. Nothing contained in this subparagraph shall be construed to impair any right otherwise exercisable by any such Successor Landlord.

68.6    Except as set forth in Article 9 hereof, if any default by Landlord would give Tenant the right, immediately or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (i) it has given written notice of such act or omission to each Superior Mortgagee and each Superior Lessor, whose name and address shall have previously been furnished to Tenant, by delivering notice of such act of omission addressed to each such party at its last address so furnished, and (ii) a ten (10)-day period for remedying such act or omission shall have elapsed following such giving of notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Lease or Superior Mortgage, as the case may be, to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided such Superior Mortgagee or Superior Lessor shall, with reasonable diligence, give Tenant notice (within such ten (10)-day period) of its intention to remedy such act or omission and shall commence and continue to act upon such intention.

69.    MISCELLANEOUS

69.1    If either party places the enforcement of this Lease or any part thereof, or the collection of any Fixed Rent, Additional Rental or other payment due or to become due hereunder,

or recovery of the possession of the Premises, in the hands of an attorney, or files suit upon the same, the prevailing party shall be reimbursed by the losing party, within 30 days after demand, for its reasonable, out-of-pocket attorneys’ fees and disbursements and court costs.

The Tenant’s obligations under this Section shall survive the expiration of the term hereof or any other termination of this Lease. This Section is intended to supplement, and not to limit, other provisions of this Lease pertaining to indemnities and/or attorneys’ fees.

69.2    If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

69.3    No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant shall, at any time, request Landlord to sublet the Premises for Tenant’s account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant’s property in connection with such subletting.

69.4    The receipt by Landlord of rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach. The payment by Tenant of Fixed Rental or Additional Rental with knowledge of a breach by Landlord of any obligation of this Lease shall not be deemed a waiver of such breach.

69.5    No payment by Tenant, or receipt by Landlord, of a lesser amount than the correct Fixed Rental or Additional Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

69.6    The terms “person” and “persons” as used in this Lease shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities.

69.7    If Tenant is in arrears in the payment of Fixed Rental or Additional Rental, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited, and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

69.8    The terms “Owner” and “Landlord” as used in this Lease are interchangeable. The terms “Article,” “Section” and “Paragraph” as used in this Lease are interchangeable.

69.9    If Tenant is a corporation, the person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is duly incorporated and is authorized to do business in New York State and that the person executing this Lease on behalf of Tenant is an officer of the organization authorized to execute this Lease.

70.    LEASE NOT BINDING UNLESS EXECUTED

Submission by Landlord of this Lease for execution by Tenant shall confer no rights nor impose any obligations on either party unless and until (i) Tenant shall have submitted to Landlord (a) at least four copies of this Lease to Landlord, duly executed by or on behalf of Tenant, (b) separate checks payable to the direct order of Landlord on a bank account in Tenant’s name or of a Related Entity in the amount of the first monthly installment of Fixed Rental payable upon the execution of this Lease and the security deposit (if paid in cash), (c) the security deposit in the form of a Letter of Credit (if by letter of credit), (d) a certificate of insurance in form required in this Lease and (e) any other deliveries specifically called for under this Lease to be submitted to Landlord on or prior to the commencement date of the Term and (ii) Landlord shall have countersigned this Lease and duplicate originals thereof shall have been delivered by Landlord to Tenant together with such other deliveries as are required of Landlord under this Lease. In the event Landlord countersigns and delivers this Lease to Tenant at a time when any of the aforementioned deliveries of Tenant have not been received by Landlord or are not in proper form, this Lease shall be effective, but Tenant shall remain obligated to provide such deliveries, the same not being waived by Landlord, unless Landlord specifically waives receipt of the same in writing. Tenant reserves the right to revoke this Lease if not countersigned by Landlord and returned to Tenant within thirty (30) days of Tenant’s delivering of a signed Lease to Landlord or its attorney.

71.    SUBMISSION TO JURISDICTION

This Lease shall be deemed to have been made in New York County, City and State of New York, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly, to this Lease shall be litigated only in courts located within the County of New York. Tenant and its successors and assigns, hereby subject themselves to the jurisdiction of any state or federal court located within such county, waive personal service of any process upon them in any action or proceeding therein, and consent that such process be served by certified or registered mail, return receipt requested, directed to the Tenant and any successor at Tenant’s address hereinabove set forth and to any assignee at the address set forth in the instrument of assignment. Such service shall be deemed made when personally served or three (3) days after such process is so mailed by certified mail.

72.    QUALIFICATIONS AS TO USE

Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way, (i) violate any of the provisions of any existing Superior Mortgage or Superior Lease as to which Tenant has received a copy, or the requirements of public authorities (Landlord represents that Tenant’s permitted use hereunder will not violate any such provisions), (ii) make void or voidable any fire or liability insurance policy then in force with respect to the Building; (iii) make unobtainable from reputable insurance companies authorized to do business in the State of New York any fire insurance with extended coverage, or liability, elevator, boiler, or other insurance required to be furnished by Landlord under the terms of any Superior Mortgage or Superior Lease at standard rates, if obtainable at such rates prior to the execution and delivery of this Lease; (iv) cause or, in Landlord’s reasonable opinion, be likely to cause material physical damage to the Building or any part thereof, (v) constitute a public or private nuisance or otherwise violate any law relating to the protection of the environment or requiring manufacture, treatment or disposal of any material used by Tenant at the Premises in any particular manner; (vi) impair, in the reasonable opinion of Landlord, the reputation or character of the Building, but this restriction shall not apply to the alterations that Tenant can make pursuant to Articles 85, 88 and 89 of this Lease; (vii) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into the Building flues or vents not designed to receive them or otherwise in a manner as may offend other tenants or occupants of the Building; (viii) impair or interfere (except to a de minimis extent) with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Premises, or impair or interfere with (except to a de minimis extent) the use of any of the other areas of the Building by any of the other tenants or occupants of the Building, any such impairment or interference to be in the reasonable judgment of Landlord; or (ix) violate any provision of law pursuant to which Landlord may incur civil or criminal liability as a result of Tenant’s action, including, without limitation, civil or criminal forfeiture, padlocking or other restraint of the Premises or the Building by governmental authority. Landlord shall not be liable for the violation by any tenant or other party of the rules and regulations of the Building or for such other party’s breach of its lease, but Landlord will enforce all Rules and Regulations in a non-discriminatory manner.

73.    PARTNERSHIP TENANT

If Tenant is a partnership (or is comprised of two [2] or more persons, individually and as co-partners of a partnership), or if Tenant’s interest in this Lease shall be assigned to a partnership (or to two [2] or more persons, individually and as co-partners of a partnership) pursuant to Article 48 (any such partnership and such persons are referred to in this Article as “Partnership Tenant”), the following provisions of this Article shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (ii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed by the Partnership Tenant, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant and all such parties shall be binding upon Partnership Tenant and all such parties, and (iv) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, and (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (iv) of this Article).

74.    CERTIFICATE OF OCCUPANCY

Tenant shall not at any time use or occupy the Premises in violation of the Certificate of Occupancy issued for the Premises or for the Building, and in the event that any department of the City or State of New York shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such Certificate of Occupancy, Tenant shall, upon five (5) days’ written notice from Landlord, immediately discontinue such use of the Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default in the fulfillment of a covenant of this Lease, and Landlord shall have the right to terminate this Lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of this Lease.

75.    ACCESS TO PREMISES

Tenant understands and agrees that all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto at reasonable times during Regular Hours on Business Days upon reasonable prior notice (except in the case of an emergency or to comply with applicable law (which compliance requires immediate access to avoid a health or life safety concern or to avoid a penalty or to avoid damage to the Building), in which events Landlord may access the Premises at any time, with or without notice) through the Premises for the purposes of operation, maintenance, alteration and repair. The method of installation and location of any pipes or wiring to be installed within the Premises and benefiting another tenant shall be subject to Tenant’s approval, not to be unreasonably withheld, conditioned or delayed. Any piping or conduit shall, to the extent feasible, be installed along the ceiling, existing walls or existing columns. After the installation of any such pipes or wiring, Landlord shall restore or repair so much of the Premises affected by the installation. Landlord shall, upon any entry into the Premises, use reasonable efforts to minimize interference with the operation of Tenant’s business, provided however that Landlord shall not be obligated to use overtime labor or incur additional costs in connection with such efforts.

76.    USE OF PREMISES

Under no circumstances whatsoever shall the Premises or any part thereof be used: (1) as a multiple tenancy; (2) by a foreign or domestic governmental agency; (3) as a betting parlor or gambling casino; (4) by a utility company; (5) as a restaurant, luncheonette or coffee shop; (6) for the on-premises or off-premises sale of alcoholic beverages or as a catering or events facility; (7) for the sale of candy or cigarettes; (8) as an amusement arcade or for use of video games, pinball machines or other customer-attracting devices; (9) for the playing of amplified music, for live entertainment, for dancing or as a discotheque or club (but the foregoing shall not apply to the Roof Deck); (10) for the sale, display or rental of “adult” or pornographic books, magazines or videos; (11) as a medical, psychiatric, abortion, drug or alcohol clinic; (12) as an employment agency or search firm or school or training center; (13) for retail, manufacturing or residential use; (14) a bank or trust company, industrial bank, safe deposit business, savings & loan association or loan company for off-the-street use to the general public; (15) school, college, university or educational institution whether profit or not-for-profit; (16) a public stenographer or typist or secretarial service; (17) barber shop, beauty shop, beauty parlor; (18) telephone or telegraph agency; (19) messenger service; (20) travel or tourist agency; (21) commercial document reproduction or offset printing service; (22) labor union; and/or (23) for any use other than the use set forth in Article 2. Notwithstanding the foregoing, Tenant may have pantries, kitchens (if existing on the Commencement Date) and vending machines for its employees and invitees.

77.    EXCLUSION OF PERSONS FROM PREMISES, AND DELIVERY SYSTEMS

Landlord reserves the right to install or maintain any security system(s) or procedure(s) that Landlord deems necessary in the Building and exclude from all portions of the Building at any time or times during the term hereof, all messengers, couriers and delivery people other than those who are employees of Tenant. In such event Landlord shall accept on behalf of Tenant all deliveries of mail, air courier packages, express packages and other packages sent by similar means (including any hand deliveries of such mail and packages), shall permit messengers and couriers to pick up mail or packages left by Tenant, and shall provide an area to be used for such purposes to which Tenant’s employees shall deliver mail and packages to be picked up by others and from which such employees shall pick up and distribute mail and packages to be delivered to Tenant. Tenant shall comply with Landlord’s rules relating to such area and services. Neither Landlord nor Landlord’s agents or security personnel shall be liable to Tenant or Tenant’s agents, employees, contractors, customers, clients, invitees or licensees or to any other person for, and Tenant hereby indemnifies Landlord and Landlord’s agents and security personnel against, liability in connection with or arising out of damage to mail or packages, or the performance or non-performance by Landlord or any person acting by, through or under the direction of Landlord of the services set forth in this Paragraph (including any liability in respect of the property of such persons), unless due to the gross negligence or willful misconduct of Landlord or Landlord’s agents or security personnel. No representation, guaranty or warranty is made or assurance given that the communications or security systems, devices or procedures of the Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems or procedure without liability to Tenant.

78.    ADDENDUM TO RULES AND REGULATIONS

The following additional Rules and Regulations are hereby incorporated into and made a part of the Rules and Regulations set forth at the end of the printed form of the Lease:

78.1    Except as otherwise expressly provided in this Lease, fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by Tenant or Tenant’s employees, licensees or invitees. Except for the Roof Deck, Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

78.2    Subject to the provisions of Article 81 below, notwithstanding anything provided to the contrary in this Lease, Tenant shall not cause any machinery, equipment, sign, banner, or any other thing to protrude from the Premises to the exterior of the Building beyond the horizontal plane of the exterior windows of the Premises or beyond the Premises within the interior of the Building nor may Tenant place any signs on or in any windows.

78.3    Attached hereto as Exhibit B is a copy of additional Rules and Regulations for the Building.

79.    SCAFFOLDING

In the event Landlord shall desire (or becomes obligated) to modify portions of the Building or to alter or renovate the same or clean, repair or waterproof the Building’s façade (whether at Landlord’s option or to comply with law), Landlord may erect scaffolding, “bridges” and other temporary structures to accomplish the same, notwithstanding that such structures may obscure signs or windows forming a part of the Premises, and notwithstanding that access to portions of the Premises may be temporarily diverted or partially obstructed, provided, however, that Landlord agrees to use reasonable efforts to (i) minimize impairment of access to the Premises, and (ii) minimize interference with the operation of Tenant’s business from the Premises, provided, however, that Landlord shall not be obligated to use overtime labor. If any such scaffolding obscures Tenant’s signage, subject to Landlord’s reasonable approval, Tenant shall have the right to place identification signs on such scaffolding. Landlord shall keep all areas covered by any sidewalk bridge well lit. Landlord shall not be liable to Tenant or any party claiming through Tenant for loss of business or other consequential damages arising out of any change in the Building or temporary diversion or partial obstruction resulting from such alteration, renovation, repair or cleaning, out of the foregoing structures, or out of any noise, dust and debris from the performance of work in connection therewith, nor out of the disruption of Tenant’s business or access to the Premises necessary to perform such repairs, nor shall any matter arising out of any of the foregoing be deemed a breach of Landlord’s covenant of quiet enjoyment or entitle Tenant to any abatement of rent except as otherwise expressly set forth herein.

80.    CERTIFICATES

Tenant and Landlord agree, at any time and from time to time, as requested by the other, upon not less than ten (10) days prior notice, to execute and deliver to the requesting party a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying that there are no offsets or defenses to enforcement of the Lease (or if there are offsets or defenses, specifying them in the statement), certifying the dates to which the Fixed Rental and Additional Rental have been paid, and stating whether or not, to the best knowledge of such party, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which such party may have knowledge, and certifying such other information as the requesting party may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the requesting party may be dealing.

81.    SIGNAGE

81.1    Except as expressly set forth herein, Tenant shall not, under any circumstance, place or install any sign on the Building exterior or in any portion of the Building other than in the 3rd, 4th and/or 5th floors of the Building and in the lobby of the entrance off Howard Street. Further, Tenant may, with the consent of Landlord, which shall not be unreasonably withheld or delayed, and subject to compliance with applicable laws and obtaining all requisite permits and approvals, be entitled to place a banner on the exterior of the Building (identifying Tenant) similar in size to that previously hung by “American Apparel” on the Building; provided that Landlord makes no representation that such banner hung by “American Apparel” complies with applicable laws. The placement or installation of any sign on the exterior of the Building or lobby shall be subject to Tenant’s compliance with this Lease, including, without limitation, Section 81.2, and Tenant shall restore any damage caused by the removal of the same. Landlord makes no representation as to whether such banner or other signage is or will be permitted under applicable law.

81.2    Tenant’s placement of any sign on the exterior of the Building or lobby shall be subject to Landlord’s prior written consent (including, without limitation, with respect to the specific location, size, shape, and content thereof (other than Tenant name and logo)) and otherwise in compliance with all applicable laws, codes, rules and regulations, including, without limitation, the requirements of the New York City Landmark Preservation Commission (the “Landmarks Commission”), if applicable. In no event shall such sign be a neon, flashing or other sign containing lights of any type. If the Department of Buildings, the Landmarks Commission or any other governmental authority issues a violation, Tenant, at Tenant’s expense, shall promptly cure such violation and pay any fines and penalties.

81.3    In the event that Tenant does not comply with the provisions of this Article 81 in connection with signs or the installation thereof, Landlord reserves the right, upon one (1) day’s prior written notice to Tenant and at Tenant’s sole cost and expense, to remove any such sign. The rights of Landlord as set forth in this Article 81 shall not be deemed Landlord’s exclusive remedy for Tenant’s default or failure to comply with the provisions of this Article 81.

81.4    As used in this Lease, the word “sign” shall be construed to include any placard, light or other advertising symbol or object irrespective of whether same be temporary or permanent.

81.5    In the event that a Building directory is installed in the lobby of the entrance off Howard Street, Landlord shall include Tenant’s name in such directory.

82.    PHONE/INTERNET PROVIDERS

82.1    Tenant hereby acknowledges that as of the date hereof, the following company currently provides internet and/or telephone service to one or more tenants within the Building: Time Warner. Should Tenant desire to contract with an additional telephone and/or internet provider, Landlord will (after receipt of Tenant’s written notification of such desire) use reasonable efforts to permit such company to install fibre in the Building so that Tenant may have the benefit of services from such provider provided and only condition that (i) Landlord incurs no costs whatsoever in connection therewith, (ii) Tenant is solely responsible for any costs in connection therewith, (iii) Tenant’s indemnification in Article 50 of this Lease shall apply and extend to any claims, suits, actions, damages, fines, charges, penalties, losses, liens, fees, costs, court costs, expenses (including, but not limited to, all reasonable fees and disbursements of attorneys, architects, engineers and other professionals engaged by one or more Indemnitees) and liabilities which may be incurred by or imposed on any Indemnitee as a result of this Section 82.1, (iv) no other Building tenant, Building occupant, or provider shall be unreasonably disturbed or interfered with in any way as a result of such new provider or Tenant’s use of such new provider’s services, and (v) Tenant shall reimburse Landlord within ten (10) days after demand for the reasonable legal fees incurred in connection with any such company installing fibre in the Building (including, without limitation, in connection with any license or other agreement with such provider that may be required) so that Tenant may have the benefit of services from such provider (which reimbursement shall not be refundable under any circumstance, including, without limitation, such provider actually entering into such license or other agreement and/or installing fibre in the Building and/or providing services to Tenant).

83.    LEASE OF 2ND FLOOR PREMISES.

83.1    At such time as the entire rentable area of the 2nd Floor as more particularly shown on Exhibit H hereto (the “2nd Floor Premises”) becomes vacant and free of tenancies (Landlord has advised Tenant that the 2nd Floor Premises is currently occupied by a tenant (the “Existing Tenant”) pursuant to a lease that is scheduled to expire on January 31, 2017 (the “Scheduled 2nd Floor Expiration Date”)), Landlord shall send to Tenant a written notice stating that the 2nd Floor Premises is available for lease by Tenant. Subject to the other provisions hereof, Landlord hereby agrees to lease to Tenant, and Tenant hereby agrees to lease from Landlord, the 2nd Floor Premises as of the date (the “2nd Floor Commencement Date”) that the 2nd Floor Premises are delivered to Tenant vacant, broom-clean, free of tenancies with all windows repaired and otherwise in the condition that the Premises were required to be delivered in on the Commencement Date, and otherwise upon the terms of this Article 83. Effective as of the 2nd Floor Commencement Date, (i) the Premises shall be deemed to include the 2nd Floor Premises, and (ii) all references to the term “the Premises” herein shall be deemed to be comprised of the 2nd Floor Premises and the third, fourth and fifth floors.

Subject to the other provisions hereof, commencing on the 2nd Floor Commencement Date, the 2nd Floor Premises is hereby leased by Tenant upon all of the same terms and conditions of this Lease applicable to the balance of the Premises (i.e., the third, fourth and fifth Floors), except that (i) the Fixed Rental for the 2nd Floor Premises (which shall be payable commencing as of the 2nd Floor Commencement Date) shall be at an annual rate equal to one-third of the aggregate Fixed Rental then payable from time to time for the balance of the Premises (i.e., third, fourth and fifth Floors) as set forth in Section 40.1.1 hereof, subject to increase when and as Fixed Rental increases pursuant to such Section 40.1.1 (it being understood and agreed that in the event the Fixed Rental rates set forth in such Section 40.1.1 are decreased pursuant to the operation of Section 48.3 above, the Fixed Rental rates for the 2nd Floor Premises shall nevertheless continue to be equal to one-third of the applicable amounts as originally set forth in Section 40.1.1 hereof, without regard to the adjustment of the same pursuant to such Section 48.3(c)); (ii) in lieu of the Credit set forth in Section 40.2 above, Tenant shall be entitled to a credit against the Fixed Rental due for the 2nd Floor Premises in an amount equal to the product of (x) $204,522.00, multiplied by a fraction (the “Fraction”), the numerator of which shall be the number of months (including partial months) in the term of the lease of the 2nd Floor Premises (i.e., commencing as of the 2nd Floor Commencement Date), and the denominator of which shall be 126, which Fixed Rental credit shall be applied against the monthly installments of Fixed Rental payable for the 2nd Floor Premises commencing as of the 2nd Floor Commencement Date and continuing thereafter until the same has been fully applied; (iii) in lieu of Landlord’s Contribution set forth in Section 44.1 above, Tenant shall be entitled to a Landlord contribution toward Tenant’s actual hard costs of performing and completing Tenant’s Initial Installations in the 2nd Floor Premises (provided that Tenant may use up to 10% of such contribution toward the “soft costs” relating to Tenant’s Initial Installations in the 2nd Floor Premises) in an amount not to exceed the product of $65,000.00, multiplied by the Fraction; (iv) effective as of the 2nd Floor Commencement Date, Tenant shall pay for the 2nd Floor Premises, (a) real estate tax escalation as Additional Rental pursuant to Article 45 of the Lease, except that Tenant’s Proportionate Share for the purpose of calculating Tenant’s obligation to make Tax Payments pursuant to Article 45 hereof shall increase to 80% (assuming all four (4) floors, i.e., the second, third, fourth and fifth floors are then leased by Tenant); (b) electricity for the 2nd Floor Premises pursuant to Article 52 of the Lease, (c) an additional $100 per month for water and sewer rents and an additional $100 per month for sprinkler supervisory services (in addition to the monthly amounts set forth in Article 46 of the Lease for the Premises (i.e., for the third, fourth and fifth floors), and (d) all other Additional Rental set forth in the Lease and applicable to the 2nd Floor Premises determined in the same manner as is Additional Rent that is otherwise payable for the balance of the Premises (i.e., the third, fourth and fifth floors). In no event, however, shall Tenant be required to deposit any additional security deposit pursuant to Articles 34 or 56 with respect to the 2nd Floor Premises.

For the sake of certainty, and to illustrate the Fixed Rental rate payable for the 2nd Floor Premises, the Fixed Rental for the 2nd Floor Premises shall be at an annual rate of (x) $427,542.70 per year ($35,628.56 per month) for each lease year commencing on the two year anniversary of the Commencement Date and continuing thereafter to and including the day immediately preceding the three year anniversary of the Commencement Date, and (y) $440,368.98 per year ($36,697.42 per month) for each lease year commencing on the three year anniversary of the Commencement Date and continuing thereafter to and including the day immediately preceding the four year anniversary of the Commencement Date.

If the Existing Tenant does not vacate the Premises and deliver same to Landlord free of occupants on or before the Scheduled 2nd Floor Expiration Date, Landlord agrees immediately thereafter to use its commercially reasonable good faith efforts to remove the Existing Tenant (and any other occupants claiming through such Existing Tenant), including, without limitation, Landlord agrees to promptly thereafter commence and diligently prosecute to completion the appropriate summary proceedings in order to evict the Existing Tenant (and any other such occupants) from the 2nd Floor Premises.

Promptly after the occurrence of the 2nd Floor Commencement Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the 2nd Floor Premises in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the 2nd Floor Premises in the Premises in accordance with this Article 83.

If Landlord is unable to deliver possession of the 2nd Floor Premises to Tenant for any reason on or before the Scheduled 2nd Floor Expiration Date or thereafter, Landlord shall have no liability to Tenant therefor and, except as hereafter set forth, this Lease shall not in any way be impaired. This provision of this Article 83 constitutes “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect. Notwithstanding anything to the contrary contained herein if Landlord is unable to deliver to Tenant the 2nd Floor Premises in the condition required hereby on or before January 31, 2018, then from and after such date, and until the occurrence of the 2nd Floor Premises Commencement Date, either Landlord or Tenant on written notice to the other, shall have the right to terminate the provisions of this Article 83 such that the 2nd Floor Premises shall not become part of the Premises, but this Lease shall remain in full force and effect on all of its terms (except that this Article 83 shall be deemed deleted therefrom) as to the Premises as then constituted (i.e., comprised of the third, fourth and fifth floors).

84.    USE OF LANDLORD’S PERSONAL PROPERTY IN THE PREMISES.

Attached hereto as Exhibit C is a description of personal property belonging to Landlord that is presently located in the Premises (“Landlord’s Personal Property”). Throughout the term of this Lease, Tenant shall have the right to use Landlord’s Personal Property subject to the following: (i) Landlord makes no representation or warranty as to the safety, adequacy, or suitability of Landlord’s Personal Property except that Landlord represents that it owns the Landlord’s Personal Property free of any encumbrances, except the lien of the Superior Mortgage, (ii) Tenant shall be responsible for any death and/or injuries caused in connection with use of Landlord’s Personal Property by Tenant and/or Tenant’s contractors, subcontractors, agents, employees, principals, officers, directors, members, shareholders, guests, invitees, assignees, subtenants, and/or licensees, (iii) Tenant shall indemnify Landlord for any claims made against Landlord in connection with any death and/or injuries described in (ii) above, (iv) Tenant shall be responsible for any theft of or damages caused to Landlord’s Personal Property during the term of the Lease, (v) Tenant shall not, at any time, remove any Landlord’s Personal Property from the Premises, (vi) Landlord’s Personal Property shall remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease in good order and condition, reasonable wear and tear excluded. Tenant’s obligations under this paragraph shall survive the expiration or earlier termination of this Lease.

85.    BICYCLE STORAGE SPACE AND BASEMENT SPACE

85.1    Provided that this Lease is in full force and effect, Tenant shall have the exclusive right during the term of this Lease to use the basement storage room shown on Exhibit F hereto and labeled “Bike Room” (the “Basement Room”) for general storage and/or bicycle storage and same shall, if used for bicycle storage be without charge to Tenant, but if Tenant uses same, at any time, other than for bicycle storage, Tenant shall pay to Landlord the sum of $2,500 per annum, in equal monthly installments of $208.33 per month, on the first day of each month, during any such period of usage, and same shall be deemed Additional Rent under this Lease. Further, Tenant shall have the right during the term of this Lease, at its sole cost and expense, to make cosmetic alterations to the Basement Room (including shelving) and install a battery powered uninterrupted power supply system to serve the Premises provided (x) same are in accordance with all applicable laws, (y) any alterations shall be subject to Landlord’s approval which shall be given or withheld

(as if such alterations were internal to the Premises) in accordance with the provisions of this Lease applicable to alterations to the Premises and (z) any alterations are otherwise made in accordance with the provisions of this Lease applicable to alterations made by Tenant (as if such alterations were made entirely within the Premises). Notwithstanding anything herein to the contrary, Landlord shall be provided keys to all locks on such Basement Room and the Landlord and its employees and contractors and employees of the City of New York shall be given access to such Basement Room at all times without notice to Tenant. Tenant’s employees shall use such Basement Room at their own risk, it being understood and agreed that Landlord shall not be liable for any injuries resulting from the use of such Basement Room nor for any damage to or theft of the bicycles stored therein. Access to such storage area shall be through a Building location designated by Landlord. Landlord shall deliver such Basement Room on an “as is” basis and shall not provide any services to the same, except electricity for basic lighting and existing outlets, if any.

85.2    Tenant shall have the right during the term of this Lease, at its sole cost and expense, to make cosmetic alterations to the basement space in the Building, in the areas shown on Exhibit F hereto provided (x) same are in accordance with all applicable laws, and (y) any alterations shall be subject to Landlord’s approval which shall be given or withheld (as if such alterations were internal to the Premises) in accordance with the provisions of this Lease applicable to alterations to the Premises.

86.    ROOF SPACE

86.1    Tenant shall be entitled, without charge, to utilize a portion of the Building’s roof (the dimensions of the area of which and location of which shall be designated by Landlord) solely for the installation by Tenant, at Tenant’s sole cost and expense, of Tenant’s satellite dish and Tenant’s equipment for Tenant’s supplemental air-conditioning system. Tenant, before installing any roof installations, shall submit to Landlord for Landlord’s approval (not to be unreasonably withheld or delayed) detailed plans and specifications therefor, showing the size and location thereof and the manner in which the roof installations shall be secured to the roof. Any roof installations shall be installed in a manner so as not to damage the roof or roof membrane or void any roof warranty. Without limiting the generality of the foregoing, the roof installations shall not be placed on the roof in a manner that would interfere with or diminish the views from the interior of the Building (other than from the Premises) or diminish the light entering into the Building (other than into the Premises). Tenant shall obtain all requisite permits and approvals for such installations (including, without limitation, from the Landmarks Commission) and shall install the same in accordance with applicable laws and building codes.

86.2    Landlord makes no representation as to the condition of the roof included within the Premises, including, without limitation, as to whether the roof is capable of supporting any structure(s), improvement(s) or installation(s) Tenant desires or intends to erect thereon.

86.3    The privileges granted hereunder shall constitute a license and shall not be deemed to grant Tenant a leasehold estate in the roof or any portion thereof. At the expiration or sooner termination of the term of this Lease, such license shall automatically terminate and Tenant shall remove, at Tenant’s expense, the roof installations from the roof area included within the Premises (unless, at least sixty (60) days prior to the Expiration Date, Landlord notifies Tenant that such installations shall remain in place) and shall repair any damage to the roof caused by such removal using a contractor designated by Landlord.

86.4    Tenant and its employees, representatives, contractors, licensees and invitees (i) shall use such roof area in accordance with and to the extent permitted by all applicable laws, (ii) shall use and have access to such roof area at Tenant’s own risk. Subject to Article 9 and Paragraphs 51.4 and 51.5, Tenant shall indemnify and hold Landlord harmless from and against any damage to property or injuries to person, or any other loss, liability, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) resulting from (x) the use or occupancy of such roof area by Tenant and/or its employees, representatives, contractors, licensees and invitees, or (y) from the installation of the roof installation(s). Landlord shall have no liability for any damage that may result to any such roof installations, irrespective of the cause.

86.5    If Tenant requires riser space in the Building for a conduit connecting the Premises to such satellite dish or air-conditioning equipment, Landlord shall make such riser space available to Tenant in a location and of a size to be designated by Landlord in its discretion. Such conduit shall be installed by Tenant at Tenant’s sole cost and expense in a manner and at such times as Landlord shall prescribe.

86.6    Tenant’s installation of the satellite dish and air-conditioning equipment shall comply with all the requirements and the insurance, indemnity, repair and maintenance provisions of this Lease. Anything in this Lease to the contrary notwithstanding, all alterations and subsequent repairs or other work relating to the rooftop installations must be performed at Tenant’s expense. The satellite dish shall be installed in compliance with all federal, state and local laws, ordinances, rules and regulations, including those of the Federal Communications Commission (“FCC”). Tenant shall obtain, at Tenant’s expense, all permits, variances, licenses and approvals required with respect to the installation and maintenance of the satellite dish and air-conditioning equipment.

86.7    Tenant shall use the rooftop installations so as not to cause any interference (except to a deminimis extent) to Landlord’s use of the roof, including the use by Landlord or other tenants or occupants of the Building of other equipment thereon (including data transmission or other similar or dissimilar equipment), or damage to or interference with the operation of the Building or the Building systems. If in Landlord’s reasonable judgment Tenant’s satellite dish interferes with any equipment installed by Landlord or any other tenant in the Building, or interferes with the operation of the Building or the Building systems, causes a health hazard or danger to the Building or any of its occupants, then Tenant, at Tenant’s sole cost and expense, shall promptly take all commercially reasonable steps necessary to eliminate such interference, and if Tenant shall fail to eliminate such interference, Tenant, at Tenant’s expense, shall relocate the satellite dish to another area on the roof designated by Landlord. In the event Tenant fails, within ten (10) days after notice, to relocate or remove the satellite dish, Landlord may do so, and Tenant shall promptly reimburse Landlord for any costs and expenses incurred by Landlord in connection therewith.

86.8    Landlord may, at its option, at any time during the Term upon not less than thirty (30) days’ prior notice to Tenant (except in the event of an emergency), relocate Tenant’s roof installations to another area on the roof designated by Landlord, or to cause Tenant to remove the same for a period not in excess of one hundred twenty (120) days, and except as set forth in this

Article 86, such relocation or removal shall be performed at Landlord’s sole cost and expense, but Tenant shall not be entitled to a rent abatement by reason of Landlord’s exercise of Landlord’s rights under this Section 86.8.

86.9    Tenant shall (i) be solely responsible for any damage caused as a result of the use of the roof installations installed and used by Tenant, (ii) pay when due any tax, license, permit or other fees or charges imposed pursuant to any legal requirements relating to the installation, maintenance or use of the roof installations installed and used by Tenant, (iii) promptly comply with all precautions and safeguards that are mandatory recommendations by Landlord’s insurance company and all governmental authorities with respect to such installations, and (iv) promptly and diligently perform all necessary repairs or replacements to, or maintenance of, the rooftop installations installed and used by Tenant; provided, however, that if Tenant’s failure to commence and thereafter to diligently prosecute to completion such repair, replacement or maintenance of the rooftop installations jeopardizes in any way Landlord’s or any other tenant’s property located on the roof, or elsewhere within the Building, Landlord may, at Landlord’s option, elect to perform such repairs, replacements or maintenance at Tenant’s sole cost and expense. Landlord shall give Tenant ten (10) days’ prior notice of its election to perform such repairs, except in an emergency.

87.    SELF-HELP

If Landlord defaults in any of its material covenants, agreements or obligations under this Lease within thirty (30) days after notice from Tenant, or if such default shall not be the payment of money and shall be of a nature that it cannot be cured within such 30-day period, and only provided that Landlord’s default prevents or materially impairs Tenant’s use and occupancy of the Premises (including life/safety issues, security issues, elevators, electricity, heating and air-conditioning), if Landlord shall fail to commence the cure of such default within such 30-day period and thereafter diligently prosecute such cure to completion, then Tenant, in addition to all other rights and remedies available to Tenant under this Lease, at law or in equity, may elect, on at least ten (10) days’ additional prior written notice to Landlord, to cure such default at Landlord’s expense. Landlord shall provide access to Tenant and otherwise cooperate with Tenant to effect any such cure. In the case of a non-monetary default, Landlord shall, within sixty (60) days after a written demand therefor, reimburse Tenant for all of Tenant’s reasonable and actual costs incurred in connection with such cure. In the case of a monetary default not cured within the 30-day period referenced in the first sentence of this Article 87, or in the case of a non-monetary default and failure of Landlord to reimburse Tenant within the 60-day period referenced in the preceding sentence, Tenant may offset the amount of such monetary default and/or costs against the next succeeding installments of Fixed Rental. Nothing contained in this Article 87 shall permit Tenant to make any structural alterations to the Building or perform any work to the façade of the Building, the Building’s windows or portion of the Building systems outside of the Premises. Any work performed by Tenant pursuant to this Article 87 shall comply with the alteration criteria set forth in Article 67 above and with the other applicable terms and conditions of this Lease. Anything contained in this Lease to the contrary notwithstanding, the maximum expenditure by Tenant for which Landlord shall be liable under this Article 87 shall be $15,000.00 in any year and an aggregate of $100,000.00 during the entire term of the Lease provided, however, the limitations of this Article 87 shall not apply to the rights of Tenant under Section 64.3 of this Lease or any other provision of this Lease where Tenant has an express right of self-help or set-off.

88.    LOBBY WORK; ENTRANCE WORK; BRANDING AND LOBBY PERSONNEL

88.1    Without limiting any of Landlord’s obligations hereunder, within thirty (30) days after the Commencement Date, Landlord, at Landlord’s expense, shall repair the existing water leak in the lobby, repair the ceiling damaged by such water leak, repair the lobby’s tile floor, paint the entire lobby in a color selected by Landlord in a Building-standard manner and put all lighting in the lobby in good working order. In addition, within thirty (30) days after the Commencement Date, Landlord, at Landlord’s expense, shall substantially remove the existing graffiti at the Howard Street entranceway, clean the Howard Street entranceway and paint over such graffiti.

88.2    Tenant shall have the right during the term of this Lease, at its sole cost and expense, to renovate the Howard Street lobby of the Building provided (x) same is in accordance with all applicable laws, (y) any alterations shall be subject to Landlord’s approval which shall be given or withheld (as if such alterations were internal to the Premises) in accordance with the provisions of this Lease applicable to alterations to the Premises and (z) any alterations are otherwise made in accordance with the provisions of this Lease applicable to alterations made by Tenant (as if such alterations were made entirely within the Premises).

88.3    Tenant shall have the exclusive right during the term of this Lease to have one (1) receptionist or security guard located at a concierge desk in the Howard Street lobby of the Building and Tenant shall have the right, subject to the applicable provisions of this Lease governing alterations, to install telecommunications equipment to allow such receptionist or security guard to communicate with Tenant at the Premises, which telecommunications equipment shall be maintained, repaired and replaced by Tenant at Tenant’s expense. Tenant’s guard or Tenant’s lobby attendant shall not unreasonably interfere with the tenant on the 2nd floor of the Building. Tenant may utilize any existing conduit, wiring and risers in the lobby (or between floors) to provide telecommunications, data and security wiring to Tenant’s concierge desk, which work shall be performed by Tenant, at Tenant’s expense, and in accordance with all of the applicable provisions of this Lease (as if such alterations were made entirely within the Premises). Tenant’s personnel at the Building concierge desk shall be solely persons employed by Tenant, or by a security contractor retained by Tenant subject to Landlord’s reasonable approval.

88.4    Tenant shall have the exclusive right during the term of this Lease, at its sole cost and expense, to decorate and, subject to (z) below and the last sentence of this Section 88.4, install identifying signage (Tenant’s name and logo) in the Howard Street lobby of the Building to showcase Tenant’s “brand”, identity and presence in the Building provided that (w) same is performed in accordance with all applicable laws, including, without limitation, requirements of the Landmark’s Commission to the extent applicable; (x) any alterations to such lobby are made with Landlord’s consent, which shall be given or withheld (as if such alterations were internal to the Premises) in accordance with the provisions of this Lease applicable to alterations in the Premises; (y) any alterations are otherwise made in accordance with the provisions of this Lease applicable to alterations made by Tenant (as if such alterations were made entirely within the Premises) and (z) if applicable, Tenant shall design a building directory that will accommodate listings and/or signage for occupants of the 2nd floor of the Building as well as occupants of the Premises, and Tenant will, upon request, list any such 2nd floor occupants (or permit their signage) on such directory. Notwithstanding anything herein to the contrary, the existing tenant on the 2nd floor of the Building may, until the expiration of its lease or until January 31, 2017, whichever is sooner, have the right to have identification signage in the Howard Street lobby which signage shall be subject to Tenant’s reasonable approval in all respects.

88.5    Tenant shall have the exclusive right during the term of this Lease, at its sole cost and expense, to decorate and install identifying signage (Tenant’s name and logo) on the exterior of the entrance door of the Broadway entrance to the Building and in the interior area of such entrance provided that (x) same is performed in accordance with all applicable laws, including, without limitation, requirements of the Landmark’s Commission, to the extent applicable; (y) any alterations to such entrance door and inside area of such entrance are made with Landlord’s consent, which shall be given or withheld (as if such alterations were internal to the Premises) in accordance with the provisions of this Lease applicable to alterations in the Premises; and (z) any alterations are otherwise made in accordance with the provisions of this Lease applicable to alterations made by Tenant (as if such alterations were made entirely within the Premises).

89.    BUILDING FAÇADE

89.1    Tenant shall have the non-exclusive right during the term of this Lease, at its sole cost and expense (but subject to the reimbursement as provided herein) to clean, paint and/or refurbish and/or restore the façade of the Building, upon notice to Landlord, but without the consent of Landlord; provided that (v) same is performed in accordance with all applicable laws and (w) Landlord shall have the right to approve any change in the color of the façade, which consent shall not be unreasonably withheld, conditioned or delayed, but Landlord hereby approves of any combination of black and grey; (x) Tenant complies with the scaffolding and other provisions contained in the American Apparel Lease to the extent set forth on Exhibit G attached hereto; (y) any such alterations are otherwise made in accordance with the provisions of this Lease applicable to alterations made by Tenant (as if such alterations were made entirely within the Premises); and (z) if the cost of such work on the façade would exceed the sum of $300,000, then the Tenant shall furnish Landlord with security (in form reasonably satisfactory to Landlord) to assure completion thereof in an amount equal to the amount by which such total cost exceeds the sum of $300,000 and upon lien free completion of such work, any such security shall promptly be returned to Tenant. If Tenant repaints the façade of the Building, Landlord will not thereafter paint the façade a different color during the term of this Lease without the consent of Tenant. Notwithstanding the foregoing, Landlord agrees to reimburse Tenant for the costs incurred by Tenant in performing such façade work up to $50,000, but in no event more than fifty percent (50%) of the cost to Tenant of such work (the “Façade Contribution”), which amount shall be payable within thirty (30) days after Tenant completes any such work and presents Landlord with paid invoices relative to such façade work. If Landlord does not reimburse Tenant for any portion of the Façade Contribution within thirty (30) days after Tenant completes such work and presents Landlord with paid receipts therefor, Tenant may offset any such unpaid amounts of such Façade Contribution against the Fixed Rental and Additional Rent then payable under this Lease.

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In Witness whereof, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

LANDLORD:

A.J.D. BUILDING LLC

By:	/s/ [Illegible]

Name:
Title:	Member

Federal ID No.:

TENANT:

PSYOP MEDIA COMPANY, LLC

By:	/s/ Robert Walston

Name:	Robert Walston
Title:	President and CFO

Federal ID No.:	45-3916082